SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2000


                             PSS WORLD MEDICAL, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Florida                       0-23832                       59-2280364
     -------                       -------                       ----------
     (State or other             (Commission                   (IRS Employer
     jurisdiction of             File Number)                Identification No.)
     incorporation)

                4345 Southpoint Boulevard
                Jacksonville, Florida                                32216
                ----------------------------------------------------------
               (Address of principal executive offices)          (Zip Code)

                                 (904) 332-3000
              (Registrant's telephone number, including area code)

Item 5. Other Events.
        ------------


         On December 28, 2000, PSS World Medical, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Agreement"), by and among the Company, as borrower thereunder, each of the lenders therein named (the "Lenders") and Bank of America, N.A., as Agent for the Lenders (in such capacity, the "Agent") and Issuing Lender.

         The Agreement provides for revolving credit loans of up to $120 million which bear interest at the Company's option at the "Base Rate" plus a margin of between .35% and 2.75% based on the Company's Leverage Ratio (as defined in the Agreement) or "Eurodollar Rate" plus a margin of between 1.375% and 3.75% based on the Company's Leverage Ratio. The loans mature on February 11, 2004 and reduce to maximum amounts of $110 million on March 31, 2002 and $100 million on March 31, 2003. In addition, the Agreement provides for amended covenants.

         A copy of the Agreement and the press release issued by the Company on December 29, 2000 are included as exhibits to this filing and are incorporated herein by reference.


Item 7. Financial Statements and Exhibits.
        ----------------------------------

   10.1 Amended and Restated Credit Agreement, by and among PSS World Medical, Inc., a Florida corporation, as borrower thereunder, each of the Lenders therein named and Bank of America, N.A., as Agent and Issuing Lender, dated as of December 28, 2000.

   99.1           Press Release dated December 29, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     PSS WORLD MEDICAL, INC.
                                                     (Registrant)



Date: January __, 2000


                         By:___________________________
                                Name: David A. Smith
                                Title: President and
                                Chief Financial Officer

                                  EXHIBIT INDEX


   10.1 Amended and Restated Credit Agreement, by and among PSS World Medical, Inc., a Florida corporation, as borrower thereunder, each of the Lenders therein named and Bank of America, N.A., as Agent and Issuing Lender, dated as of December 28, 2000.


   99.1           Press Release dated December 29, 2000.

                                  EXHIBIT 10.1










                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                          Dated as of December 28, 2000


                                      among


                            PSS WORLD MEDICAL, INC.,


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                       AND


                              BANK OF AMERICA, N.A.
                           as Agent and Issuing Lender

                                TABLE OF CONTENTS


SECTION 1 DEFINITIONS.......................................................1

   1.1   Definitions........................................................1
   1.2   Computation of Time Periods.......................................30
   1.3   Accounting Terms..................................................30
   1.4   Terms Generally...................................................30

SECTION 2 CREDIT FACILITIES................................................30

   2.1   Revolving Loans...................................................30
   2.2   Letter of Credit Subfacility......................................33

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................38

   3.1   Default Rate......................................................38
   3.2   Extension and Conversion..........................................38
   3.3   Prepayments.......................................................39
   3.4   Termination and Reduction of Commitments..........................42
   3.5   Fees..............................................................42
   3.6   Increased Cost and Reduced Return.................................43
   3.7   Limitation on Types of Loans......................................44
   3.8   Illegality........................................................45
   3.9   Treatment of Affected Loans.......................................45
   3.10     Taxes..........................................................46
   3.11     Compensation...................................................47
   3.12     Pro Rata Treatment.............................................47
   3.13     Sharing of Payments............................................48
   3.14     Payments, Computations, Etc....................................49
   3.15     Evidence of Debt...............................................51
   3.16     Assignment of Commitments Under Certain Circumstances..........51

SECTION 4 CONDITIONS.......................................................52

   4.1   Conditions Precedent to the Effective Date........................52
   4.2   Conditions to all Extensions of Credit............................56

SECTION 5 REPRESENTATIONS AND WARRANTIES...................................57

   5.1   Financial Condition...............................................57
   5.2   Organization and Good Standing....................................58
   5.3   Power; Authorization; Enforceable Obligations.....................59
   5.4   No Conflicts......................................................59
   5.5   No Default........................................................59

   5.6   Assets............................................................59
   5.7   Indebtedness......................................................60
   5.8   Litigation........................................................60
   5.9   Taxes.............................................................60
   5.10     Compliance with Law............................................60
   5.11     ERISA..........................................................60
   5.12     Subsidiaries...................................................62
   5.13     Governmental Regulations, Etc..................................62
   5.14     Purpose of Loans and Letters of Credit.........................63
   5.15     Environmental Matters..........................................63
   5.16     Intellectual Property..........................................64
   5.17     Solvency.......................................................65
   5.18     Investments....................................................66
   5.19     Location of Collateral.........................................66
   5.20     Disclosure.....................................................66
   5.21     No Burdensome Restrictions; Material Agreements................66
   5.22     Brokers' Fees..................................................67
   5.23     Labor Matters..................................................67
   5.24     Nature of Business.............................................67
   5.25     Security Documents.............................................67
   5.26     Transactions with Affiliates...................................68
   5.27     Ownership......................................................68
   5.28     Insurance......................................................68
   5.29     Year 2000 Compliance...........................................69
   5.30     Euro...........................................................69

SECTION 6 AFFIRMATIVE COVENANTS............................................69

   6.1   Information Covenants.............................................69
   6.2   Preservation of Existence and Franchises..........................73
   6.3   Books and Records.................................................73
   6.4   Compliance with Law...............................................73
   6.5   Payment of Taxes and Other Indebtedness...........................74
   6.6   Insurance; Certain Proceeds.......................................74
   6.7   Maintenance of Property...........................................75
   6.8   Performance of Obligations........................................76
   6.9   Use of Proceeds...................................................76
   6.10     Audits/Inspections.............................................76
   6.11     Additional Credit Parties......................................76
   6.12     Pledged Assets.................................................77
   6.13     Year 2000 Compliance...........................................78
   6.14     Monthly Conference Call........................................79
   6.15     Post-Closing Conditions........................................79

SECTION 7 NEGATIVE COVENANTS...............................................79

   7.1   Indebtedness......................................................80
   7.2   Liens.............................................................81
   7.3   Nature of Business................................................81
   7.4   Consolidation, Merger, Dissolution, etc...........................81
   7.5   Asset Dispositions................................................82
   7.6   Investments; Acquisitions.........................................84
   7.7   Restricted Payments...............................................84
   7.8   Prepayments of Subordinated Indebtedness, etc.....................84
   7.9   Transactions with Affiliates......................................85
   7.10     Fiscal Year; Organizational Documents..........................85
   7.11     Limitation on Restricted Actions...............................85
   7.12     Ownership of Subsidiaries; Limitations on the Borrower.........86
   7.13     Sale Leasebacks................................................86
   7.14     Capital Expenditures...........................................86
   7.15     No Further Negative Pledges....................................86
   7.16     Limitation on Foreign Operations and Subsidiaries..............87
   7.17     Impairment of Security Interests...............................87
   7.18     Sales of Receivables...........................................87
   7.19     Financial Covenants............................................87

SECTION 8 EVENTS OF DEFAULT................................................88

   8.1   Events of Default.................................................88
   8.2   Acceleration; Remedies............................................91
   8.3   Equitable Remedies................................................92

SECTION 9 AGENCY PROVISIONS................................................92

   9.1   Appointment, Powers and Immunities................................92
   9.2   Reliance by Agent.................................................93
   9.3   Defaults..........................................................93
   9.4   Rights as Lender..................................................93
   9.5   Indemnification...................................................94
   9.6   Non-Reliance on Agent and Other Lenders...........................94
   9.7   Resignation of Agent..............................................95

SECTION 10 MISCELLANEOUS...................................................95

   10.1     Notices........................................................95
   10.2     Right of Set-Off...............................................96
   10.3     Benefit of Agreement...........................................96
   10.4     No Waiver; Remedies Cumulative.................................98
   10.5     Expenses; Indemnification......................................99
   10.6     Amendments, Waivers and Consents..............................100
   10.7     Counterparts..................................................102

   10.8     Headings......................................................102
   10.9     Survival......................................................102
   10.10    Governing Law; Submission to Jurisdiction; Venue..............102
   10.11    Severability..................................................104
   10.12    Entirety......................................................104
   10.13    Binding Effect; Termination...................................105
   10.14    Confidentiality...............................................105
   10.15    Source of Funds...............................................105
   10.16    Conflict......................................................106
   10.17    Savings Clause................................................106

                                    SCHEDULES


Schedule 1.1A     Investments
Schedule 1.1B     Liens
Schedule 1.1C     Lenders
Schedule 5.1      Liabilities
Schedule 5.3      Required Consents, Authorizations, Notices and Filings
Schedule 5.4      Conflicts
Schedule 5.8      Litigation
Schedule 5.10     Compliance with Law
Schedule 5.11     ERISA
Schedule 5.12     Subsidiaries
Schedule 5.15     Environmental Matters
Schedule 5.16     Intellectual Property
Schedule 5.19     Properties
Schedule 5.21     Material Contracts
Schedule 5.23     Labor Matters
Schedule 5.25     Recordings
Schedule 5.26     Transactions with Affiliates
Schedule 5.27     Ownership
Schedule 5.28     Insurance
Schedule 7.1      Indebtedness
Schedule 7.5(k)   Foreign Subsidiaries
Schedule 7.9      Transactions with Affiliates

                                    EXHIBITS

Exhibit A         Form of Assignment and Acceptance
Exhibit B         Form of Depository Bank Agreement
Exhibit C         Form of Intercompany Note
Exhibit D         Form of Joinder Agreement
Exhibit E         Form of Notice of Borrowing
Exhibit F         Form of Notice of Extension/Conversion
Exhibit G         Form of Perfection Certificate
Exhibit H         Form of Revolving Note
Exhibit I-1       Form of Legal Opinion (General External Counsel)
Exhibit I-2       Form of Legal Opinion (Local Corporate Counsel)
Exhibit I-3       Form of Legal Opinion (Local Collateral Counsel)
Exhibit I-4       Form of Legal Opinion (Foreign Subsidiary Counsel)
Exhibit J         Form of Mortgage Instrument
Exhibit K         Form of Officer's Compliance Certificate
Exhibit L         Form of Subsidiaries Consent and Agreement
Exhibit M         Form of Borrowing Base Certificate

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 28, 2000 (as amended, modified, restated or supplemented from time to time, this "Agreement"), among PSS WORLD MEDICAL, INC., a Florida corporation (the "Borrower"), the Lenders (as defined herein) and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), as Agent for the Lenders (in such capacity, the "Agent") and Issuing Lender.

         The Borrower (such term, and all other capitalized terms in this paragraph, being used as defined below in this Agreement) requested the Lenders to extend, and the Lenders extended, credit to the Borrower pursuant to the terms and conditions of the Original Credit Agreement. The Borrower has requested that the Lenders make certain amendments and modifications to the Original Credit Agreement. The Lenders are willing to make such amendments and modifications to the Original Credit Agreement upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree that, on the Effective Date, this Agreement will become effective and the Original Credit Agreement will be amended and restated to read in its entirety as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "Additional Subsidiary Guarantor" shall mean each Person that becomes a Subsidiary Guarantor after the Effective Date by execution of a Joinder Agreement.

         "Adjusted Base Rate" shall mean the Base Rate plus the Applicable Percentage.

         "Adjusted Eurodollar Rate" shall mean the Eurodollar Rate plus the Applicable Percentage.

         "Affected  Loans"  shall  have the  meaning  assigned  to such  term in
Section 3.9.

         "Affected Type" shall have the meaning assigned to such term in Section 3.9.

         "Affiliate" shall mean (a) with respect to any Person (including the Consolidated Parties), any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and
(b) with respect to any of the Consolidated Parties, any Person directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agency Services Address" shall mean Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn:
Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

         "Agent" shall have the meaning assigned to such term in the heading hereof, together with its successors.

         "Agent's Fee Letter" shall mean the letter agreement dated as of November 29, 2000 between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

         "Agreement" shall mean this Amended and Restated Credit Agreement, as amended, modified, restated or supplemented from time to time.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Percentage" shall mean, (i) for purposes of calculating (A) the applicable interest rate for any day from the Effective Date through and including February 11, 2003 for any Revolving Loan, (B) the applicable rate of the Commitment Fee for any day from the Effective Date through and including February 11, 2003 for purposes of Section 3.5(a), and (C) the applicable rate of the Letter of Credit Fee for any day from the Effective Date through and including February 11, 2003 for purposes of Section 3.5(b)(i), the appropriate applicable percentage set forth below corresponding to the Leverage Ratio as of the most recent Calculation Date:


---------------------------------------------------------------------------------------------------
Revolving Loans and Fees
---------------------------------------------------------------------------------------------------
                                      Applicable                    Applicable       Applicable
                                      Percentage    Applicable    Percentage For   Percentage For
                                         For        Percentage       Letter of     Commitment Fees
  Pricing        Leverage Ratio       Eurodollar     For Base       Credit Fee
   Level                                Loans       Rate Loans
------------- ---------------------- ------------- -------------- ---------------- ----------------
     I               > 4.25x            3.75%          2.75%           3.75%            .75%
------------- ---------------------- ------------- -------------- ---------------- ----------------
     II        > 3.5x but <= 4.25x      3.125%        2.125%          3.125%            .625%
------------- ---------------------- ------------- -------------- ---------------- ----------------
    III        > 3.0x but <= 3.5x       2.00%          1.00%           2.00%            .50%
------------- ---------------------- ------------- -------------- ---------------- ----------------
     IV        > 2.5x but <= 3.0x       1.50%          .50%            1.50%            .45%
------------- ---------------------- ------------- -------------- ---------------- ----------------
     V               <= 2.5x            1.375%         .35%           1.375%            .35%
------------- ---------------------- ------------- -------------- ---------------- ----------------

and (ii) for purposes of calculating (A) the applicable interest rate for any day after February 11, 2003 for any Revolving Loan, (B) the applicable rate of the Commitment Fee for any day after February 11, 2003 for purposes of Section 3.5(a), and (C) the applicable rate of the Letter of Credit Fee for any day after February 11, 2003 for purposes of Section 3.5(b)(i), the appropriate applicable percentage set forth below corresponding to the Leverage Ratio as of the most recent Calculation Date:


---------------------------------------------------------------------------------------------------
Revolving Loans and Fees
---------------------------------------------------------------------------------------------------
                                      Applicable                    Applicable       Applicable
                                      Percentage    Applicable    Percentage For   Percentage For
                                         For        Percentage       Letter of     Commitment Fees
  Pricing        Leverage Ratio       Eurodollar     For Base       Credit Fee
   Level                                Loans       Rate Loans
------------- ---------------------- ------------- -------------- ---------------- ----------------
     I               > 4.25x            4.00%          3.00%           4.00%            .75%
------------- ---------------------- ------------- -------------- ---------------- ----------------
     II        > 3.5x but <= 4.25x      3.375%        2.375%          3.375%            .625%
------------- ---------------------- ------------- -------------- ---------------- ----------------
    III        > 3.0x but <= 3.5x       2.25%          1.25%           2.25%            .50%
------------- ---------------------- ------------- -------------- ---------------- ----------------
     IV        > 2.5x but <= 3.0x       1.75%          .75%            1.75%            .45%
------------- ---------------------- ------------- -------------- ---------------- ----------------
     V               <= 2.5x            1.625%         .60%           1.625%            .35%
------------- ---------------------- ------------- -------------- ---------------- ----------------


Each Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 6.1(d) for the most recently ended fiscal quarter or year of the Borrower; provided, however, that (a) if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 6.1(d) covering financial statements for the most recently ended fiscal quarter or year of the Borrower preceding the applicable Calculation Date, each Applicable Percentage from such Calculation Date shall be based on Pricing Level I (as shown above) until such time as an appropriate officer's certificate is provided, whereupon each Applicable Percentage shall be based on the Pricing Level (as shown above) corresponding to the Leverage Ratio as of the last day of the most recently ended fiscal quarter or year of the Borrower preceding such Calculation Date, and (b) if and for so long as any Default or Event of Default shall have occurred and be continuing, each Applicable Percentage shall be based on Pricing Level I (as shown above). Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all Loans then existing or subsequently made or issued.

         "Asset Disposition" shall mean the disposition of any or all of the assets of any Consolidated Party (including the Capital Stock of a Subsidiary and any divisional sales), whether by sale, lease (including any Sale and Leaseback Transaction), transfer, Casualty, Condemnation or otherwise; provided that the foregoing definition shall not be deemed to imply that any such Asset Disposition is permitted under this Agreement. The term "Asset Disposition" shall not include any Equity Issuance.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and its assignee in the form of Exhibit A or such other similar form as shall be approved by the Agent.

         "Bank of America" shall mean Bank of America, N.A. (formerly known as NationsBank, N.A.) and its successors.

         "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bankruptcy Event" shall mean, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "Base Rate" shall mean, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate.

         "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

         "Borrower" shall mean the Person identified as such in the heading hereof, together with its permitted successors and assigns.

         "Borrowing Base" shall mean, as of any day, the sum of (a) 75% of Eligible Receivables and (b) 50% of Eligible Inventory, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of Section 6.1; provided that the Borrowing Base shall be zero at any time when a Default in respect of Section 6.1(n) has occurred and is continuing for more than five Business Days.

         "Business Day" shall mean a day (other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close), except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

         "Businesses" shall have the meaning assigned to such term in Section 5.15.

         "Calculation Date" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this Section 1.1.

         "Capital Lease" shall mean, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

         "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all rights to purchase, warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.

         "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank having one of the two highest ratings from both Moody's and S&P, in each case with maturities of not more than 1 year from the date of acquisition, (c) commercial paper and variable or fixed rate notes having one of the two highest ratings from both Moody's and S&P and maturing within one year of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or any Subsidiary shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof or which the holder has the right to require the issuer to repurchase at a price greater than or equal to the principal amount thereof within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from both S&P and Moody's and
(f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(e).

         "Casualty"   shall  mean  any   casualty  or  other  loss,   damage  or
destruction.

         "Change of Control" shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement); (ii) the approval by the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement); (iii) the acquisition in one or more transactions, by any Person or Group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of either more than 30% (or in the case of any Person or Group that beneficially owns 10% or more of the aggregate ordinary voting power as of the date hereof, 35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or more than 30% of the aggregate issued and outstanding common stock of the Borrower, par value $0.01 per share; or (iv) the replacement of a majority of the Board of Directors of the Borrower over a two-year period from the directors who constituted the Board of Directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Closing Date" shall mean February 11, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral" shall mean all the collateral which is identified in, and at any time is purported to be covered by, the Collateral Documents.

         "Collateral Documents" shall mean the Security Agreement, each Perfection Certificate, the Depository Bank Agreements, the Mortgage Instruments and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including UCC financing statements, patent and trademark filings and, with respect to property acquired after the Effective Date, such other additional security documents as the Agent shall reasonably request.

         "Commitment" shall mean (a) with respect to each Lender, the Revolving Commitment of such Lender as and to the extent applicable and (b) with respect to the Issuing Lender, the LOC Commitment.

         "Commitment  Fee"  shall  have the  meaning  assigned  to such  term in
Section 3.5(a).

         "Commitment Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

         "Company  Properties"  shall have the meaning  assigned to such term in
Section 5.15.

         "Condemnation" shall mean any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other similar manner.

         "Condemnation Award" shall mean all proceeds of any Condemnation or transfer in lieu thereof.

         "Consolidated Cash Dividends" shall mean, for any period, the aggregate amount of all dividends or distributions paid in cash in respect of Capital Stock by the Borrower during such period.

         "Consolidated Cash Interest Expense" shall mean, for any period, the gross amount of interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including (a) the portion of any payments or accruals with respect to Capital Leases that are allocable to interest expense in accordance with GAAP and (b) all fees, charges, discounts and other costs paid in respect of Indebtedness during such period; provided that (i) all non-cash interest expense shall be excluded and (ii) any cash interest payments on Indebtedness of another Person that is guaranteed by the Borrower or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Borrower or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included.

         "Consolidated Cash Taxes" shall mean, for any period, the aggregate amount of all taxes of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, to the extent the same are paid in cash by the Borrower or any of its Consolidated Subsidiaries during such period.

         "Consolidated Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its Consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease). Notwithstanding the foregoing, the term "Consolidated Capital
Expenditures" shall not include capital expenditures in respect of the reinvestment of Insurance Proceeds and Condemnation Awards received by the Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents.

         "Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(i) interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes and (iii) depreciation and amortization expense, plus
(c) all account receivable write-offs or reserves prior to March 31, 2001 related to the Gulf South medical supply business, provided that add-backs pursuant to this clause (c) for such write-offs or reserves shall not exceed $20,000,000, plus (d) write-offs and/or loss on sale related to the closing of the Borrower's European operations prior to March 31, 2001, provided that add-backs for such write-offs or losses pursuant to this clause shall not exceed $15,000,000, plus (e) one-time charges related to retention costs, retention and stay bonuses, and termination of employees and employee severance packages for the fiscal quarter of the Borrower ended December 31, 2000, provided that add-backs for such charges pursuant to this clause (e) shall not exceed $5,071,000 plus (f) one-time charges related to branch closing restructuring charges for the fiscal quarter of the Borrower ended December 31, 2000, provided that add-backs for such charges pursuant to this clause (f) shall not exceed $700,000 minus (g) an amount which, in the determination of Consolidated Net Income for such period, has been added for interest income, all as determined in accordance with GAAP.

         "Consolidated EBITDAR" shall mean Consolidated EBITDA plus Consolidated Rent Expense.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Cash Interest Expense for such period plus (b) Consolidated Scheduled Debt Payments for such period plus (c) Consolidated Cash Dividends for such period plus (d) Consolidated Rent Expense.

         "Consolidated Maintenance Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures, incurred in the ordinary course of business, consistent with past practice, with respect to the general maintenance of the Property of the Borrower and its Subsidiaries, on a consolidated statement of cash flows for the Borrower and its Consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease); provided however, in the event a detailed schedule of all such capital expenditures shall not be included in the financial statements accompanying the certificate delivered pursuant to Section 6.1(d), such capital expenditures for such period shall equal the amount of depreciation reported in the Borrower's 10-K or 10Q in accordance with GAAP. Notwithstanding the foregoing, the term "Consolidated Maintenance Capital Expenditures" shall not include (i) capital expenditures in respect of the reinvestment of Insurance Proceeds and Condemnation Awards received by the Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents and
(ii) capital expenditures incurred with respect to Permitted Acquisitions.

         "Consolidated  Net Income" shall mean,  for any period,  net income (or loss) after taxes of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period; provided that there shall be excluded from such calculation of net income (or loss) (a) the income of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has any equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date such Person's assets are acquired by the Borrower or any of its Subsidiaries, except as provided in the definition of Pro Forma Basis set forth in this Section 1.1, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) except for purposes of Section 7.19(c), any after-tax gains or losses attributable to sales of assets out of the ordinary course of business (e) except for purposes of Section 7.19(c), to the extent not included in clauses
(a) through (d) above, any non-cash or non-recurring extraordinary gains or losses and (f) except for purposes of Section 7.19(c), gain or loss attributable to discontinued operations sold to unrelated third parties in accordance with the terms and conditions of this Agreement; provided, that, nothing in this definition shall be deemed to imply that any such sale is permitted under this Agreement.

         "Consolidated Net Worth" shall mean, as of any date, shareholders' equity or net worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, excluding amounts attributable to Disqualified Stock.

         "Consolidated Parties" shall mean the Borrower and its respective Subsidiaries, and "Consolidated Party" shall mean any one of them.

         "Consolidated Rent Expense" shall mean, for any period, the aggregate amount of cash and accrued rentals payable by the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to Operating Leases.

         "Consolidated Scheduled Debt Payments" shall mean, for any period, with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for such period (including the principal component of payments due on Capital Leases during such period, but excluding payments due on Revolving Loans during such period); provided that Consolidated Scheduled Funded Debt Payments shall not include voluntary prepayments of Funded Indebtedness, mandatory prepayments required pursuant to Section 3.3(b) or other mandatory prepayments of Funded Indebtedness.

         "Consolidated Subsidiaries" of any Person shall mean all subsidiaries of such Person that should be consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "Consolidated Total Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as assets.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.

         "Convention" shall have the meaning assigned to such term in Section 10.10.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Section 3.9 of one Type of Loan into another Type of Loan.

         "Credit Documents" shall mean a collective reference to this Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Collateral Documents, the Subsidiaries Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Intercompany Notes, the Subsidiaries Consent and Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" shall mean any one of them.

         "Credit Obligations" shall mean, without duplication, all of the obligations of the Credit Parties to the Lenders, the Issuing Lender or the Agent, whenever arising, under this Agreement, the Notes, the Collateral Documents, the Subsidiaries Guarantee Agreement or any of the other Credit Documents (including any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

         "Credit Parties" shall mean the Borrower and the Subsidiary Guarantors, and "Credit Party" shall mean any one of them.

         "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Consolidated Party; provided that the foregoing definition shall not be deemed to imply that any such Debt Issuance is permitted under this Agreement.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Depository Bank Agreement" shall mean each agreement between any Credit Party and any bank or other depository institution in substantially the form of Exhibit B.

         "Disqualified Stock" of any Person shall mean (a) any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Termination Date and (b) if such Person is a Subsidiary of the Borrower, any Preferred Stock of such Person.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Effective  Date"  shall  have the  meaning  assigned  to such  term in
Section 4.1.

         "Eligible Assignee" shall mean: (a) any Lender; (b) any Affiliate of a Lender; and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.3(b), the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection from the Borrower is received by the assigning Lender and the Agent within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Eligible Inventory" shall mean, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO consistently applied) or the market (net realizable) value, determined by the Agent in its reasonable discretion, of all finished goods inventory owned by the Borrower or any of its Subsidiaries held by them for sale or to be furnished under contracts of sale which conforms in all respects to the representations and warranties contained herein and in the Security Agreement less appropriate reserves determined in accordance with GAAP, but excluding in any event (a) inventory subject to any Lien, other than any Permitted Lien, (b) inventory which is not useable or salable at prices approximating their cost in the ordinary course of the business (including the amount of any reserves for obsolescence, unsalability or decline in value), (c) inventory located outside of the United States, (d) inventory located at a leased location or in possession of any vendor or supplier with respect to which the Agent shall not have received a landlord's or vendor's waiver reasonably satisfactory to the Agent and (e) inventory which is leased or on consignment.

         "Eligible Receivables" shall mean, as of any date of determination and without duplication, the aggregate book value of all Receivables owned by or owing to the Borrower or any of its Subsidiaries, net of retainages, allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (a) Receivables arising out of sales that are not in the ordinary course of business of the Borrower or a Subsidiary, (b) Receivables on terms other than those normal, customary or reasonably appropriate in the business of the Borrower or a Subsidiary of the Borrower, (c) Receivables owing from any Person that is an Affiliate of the Borrower unless arising in the ordinary course of business conducted on an arm's-length basis,
(d) 33 1/3% of the book value of Receivables of any account debtor if any portion of such accounts are more than 30 but less than 60 days past the original invoice date, (e) Receivables of any account debtor if any portion of such accounts are more than 60 days past the original invoice date, (f) Receivables in respect of which the Security Agreement does not or has ceased to create a valid and perfected first priority Lien in favor of the Agent, subject only to Permitted Liens, (g) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent, (h) Receivables owing by an account debtor which is, to the Borrower's knowledge, not solvent or is subject to any bankruptcy or insolvency proceeding of any kind arising during a period prior to the commencement of such proceeding, (i) Receivables owing by an account debtor located outside of the United States, (j) Receivables which are contingent, on a bill-and-hold, sale-and-return, as evidenced on the balance sheet of the Borrower or a Subsidiary, sale on approval or consignment basis or subject to offset, deduction, counterclaim, dispute or other defense to payment,
(k) any Receivable which does not represent a complete bona fide transaction requiring no further act on the part of the Borrower or any of its Subsidiaries to make such Receivable payable by the applicable account debtor, (l) Receivables arising from any sale or the rendering of any service as to which the Borrower or any of its Subsidiaries is in breach of any express or implied representation or warranty, (m) any Receivable not evidenced by an invoice or other documentation used in the ordinary course of business of the Borrower and its Subsidiaries or containing any credit terms more favorable to the applicable account debtor than those normally offered by the Borrower and its Subsidiaries or dated later than the date of shipment and (n) Receivables payable in any currency other than dollars.

         "Environmental Laws" shall mean any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance" shall mean any issuance by any Consolidated Party of any Capital Stock to any Person or the receipt by any such Person of a capital contribution from any other Person, including the issuance of any of its Capital Stock pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing definition shall not be deemed to imply that any such issuance is permitted under this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, including the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" shall mean an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA Event" shall mean (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Euro" shall mean a European single or common currency implemented by the European economic and monetary union.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Event of  Default"  shall have the  meaning  assigned  to such term in
Section 8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "Fees" shall mean all fees payable pursuant to Section 3.5.

         "Fixed Charge  Coverage  Ratio" shall mean, as of any day, the ratio of
(a) Consolidated EBITDAR for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such day, minus Consolidated Maintenance Capital Expenditures for such period (other than any thereof financed by Indebtedness), minus Consolidated Cash Taxes for such period to (b) Consolidated Fixed Charges for such period.

         "Fixed Rate Loans" shall mean Eurodollar Loans.

         "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

         "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k) and (l) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is general partner or for which such Person is otherwise legally obligated or has a reasonable expectation of being liable with respect thereto.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis, subject to the terms of Section 1.3.

         "Government  Acts"  shall  have the  meaning  assigned  to such term in
Section 2.2(i).

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, commission, board, bureau, authority, instrumentality or judicial or regulatory body or entity.

         "Group" shall have the meaning assigned to such term in the definition of "Change of Control."

         "Guarantors" shall mean each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor" shall mean any one of them.

         "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. For purposes hereof, the amount of any Guaranty Obligation shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Gulf South" shall mean Gulf South Medical Supply, Inc., a Delaware corporation.

         "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all
Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under foreign currency exchange agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all Disqualified Stock of such Person, (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (n) with respect to the Borrower, the aggregate amount borrowed by, advanced to or otherwise received by the Borrower with respect to the Permitted Receivables Securitization.

         "Indemnified  Party"  shall have the  meaning  assigned to such term in
Section 10.5(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement dated as of the Closing Date executed by the Subsidiary Guarantors, as amended, modified, restated or supplemented from time to time.

         "Insurance Proceeds" shall mean all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

         "Intellectual Property" shall have the meaning assigned to such term in
Section 5.16.

         "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Intercompany   Notes"  shall  mean  the  promissory  notes  issued  as
contemplated by clause (g) of the definition of Permitted Investments set forth in this Section 1.1, in the form of Exhibit C.

         "Interest Payment Date" shall mean (a) as to Base Rate Loans, the last Business Day of each March, June, September and December, (b) as to Eurodollar Loans, the last day of each applicable Interest Period for any such Loan and, in addition, where the applicable Interest Period for any such Loan is greater than three months, the date three months from the beginning of the Interest Period and each three months thereafter and (c) as to all Loans, the Maturity Date of such Loans.

         "Interest Period" shall mean as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including conversions and extensions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period for any Loan shall extend beyond the Maturity Date for such Loan and (iii) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "Investment" in any Person shall mean (a) the acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of such other Person or
(b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

         "Issuing Lender" shall mean Bank of America, in its capacity as the issuer of Letters of Credit, and its successors in such capacity.

         "Issuing  Lender Fees" shall have the meaning  assigned to such term in
Section 3.5(b)(ii).

         "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit D, executed and delivered by an Additional Subsidiary Guarantor in accordance with the provisions of Section 6.11.

         "Lender" shall mean any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Issuing Lender.

         "Lending Party" shall have the meaning assigned to such term in Section 10.14.

         "Letter of Credit" shall mean any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
Section 2.2.

         "Letter of Credit Fee" shall have the meaning  assigned to such term in
Section 3.5(b)(i).

         "Leverage Ratio" shall mean, as of any day, the ratio of (a) Funded Indebtedness as of such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such day.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, easement, assignment, deposit arrangement, restriction, restrictive covenant, lease, sublease, option, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" or "Loans" shall mean the Revolving Loans and, by Type, the Base Rate Loans and Eurodollar Loans. Loans may be designated by Type. As the context requires, a "Loan" of a particular Type refers to a portion of the total outstanding Loans of such Type as to which a single Interest Period is in effect.

         "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

         "LOC Committed  Amount" shall have the meaning assigned to such term in
Section 2.2.

         "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

         "LOC Obligations" shall mean the Borrower's reimbursement obligations hereunder (actual or contingent) arising from drawings under Letters of Credit. The amount of the LOC Obligations outstanding at any time equals the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower. The LOC Obligations of any Lender at any time shall mean its Revolving Commitment Percentage of the aggregate LOC Obligations at such time.

         "Material Adverse Change" shall mean a material adverse change in (a) the condition (financial or otherwise), operations, business, assets, liabilities (actual or contingent), historical or projected revenues or cash flows or prospects of the Consolidated Parties taken as a whole, (b) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (c) the material rights and remedies of the Lenders under the Credit Documents. In determining whether any individual event or occurrence of the foregoing types would result in a Material Adverse Change, notwithstanding that a particular event or occurrence does not itself constitute such a change, a Material Adverse Change shall be deemed to have occurred if the cumulative effect of such event or occurrence and all other events or occurrences of the foregoing types which have occurred would result in a Material Adverse Change.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), operations, business, assets, liabilities (actual or contingent), historical or projected revenues or cash flows or prospects of the Consolidated Parties taken as a whole, (b) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (c) the material rights and remedies of the Lenders under the Credit Documents. In determining whether any individual event or occurrence of the foregoing types would result in a Material Adverse Effect, notwithstanding that a particular event or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or occurrence and all other events or occurrences of the foregoing types which have occurred would result in a Material Adverse Effect.

         "Material  Contracts"  shall have the meaning  assigned to such term in
Section 5.21.

         "Material Intellectual Property" shall have the meaning assigned to such term in Section 5.16.

         "Material Licensed Intellectual Property" shall have the meaning assigned to such term in Section 5.16.

         "Material Owned Intellectual Property" shall have the meaning assigned to such term in Section 5.16.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous, toxic, radioactive or explosive substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including asbestos, polychlorinated biphenyls and ureaformaldehyde insulation and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Maturity Date" shall mean the Termination Date.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company in the business of rating securities.

         "Mortgage  Instruments"  shall have the meaning  assigned  such term in
Section 6.12(b).

         "Mortgaged  Properties"  shall have the meaning  assigned  such term in
Section 6.12(b).

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" shall mean a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than any Consolidated Party or any ERISA Affiliate are contributing sponsors.

         "National Med Supply Company" shall mean National Med Supply Company, an Ohio corporation.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Disposition, (i) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation except to the extent and for long as such Insurance Proceeds or Condemnation Awards are Reinvestment Funds or unless such Insurance Proceeds or Condemnation Awards are to be used for repair, restoration or replacement pursuant to plans approved by the Required Lenders) actually paid to or actually received by any Consolidated Party in respect of such Asset Disposition (including cash proceeds subsequently received at any time in respect of such Asset Disposition from non-cash consideration initially received or otherwise), less (ii) the sum of (A) the amount, if any, of all taxes (other than income taxes) and the Borrower's good-faith best estimate of all income taxes (to the extent that such amount shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to any Consolidated Party or any Affiliate of any such Person) that are incurred in connection with such Asset Disposition and are payable by the seller or the transferor of the assets or Property to which such Asset Disposition relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a)(i) above, (B) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition and (C) if applicable, the amount of Indebtedness secured by a Permitted Lien that has been repaid or refinanced as required in accordance with its terms with the proceeds of such Asset Disposition; and (b) with respect to any Equity Issuance, Debt Issuance, "break-up" or "walk-away" fee, the gross amount of cash proceeds paid to or received by any Consolidated Party in respect of such Equity Issuance, Debt Issuance, "break-up" or "walk-away" fee, as the case may be (including cash proceeds subsequently received at any time in respect of such Equity Issuance, Debt Issuance, "break-up" or "walk-away" fee from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Consolidated Party in connection therewith (other than those payable to any Consolidated Party or any Affiliate of any such Person).

         "Note" or "Notes" shall mean the Revolving Notes, individually or collectively, as appropriate.

         "Notice of Borrowing" shall mean a written notice of a request for borrowing in substantially the form of Exhibit E, as required by Section 2.1(c)(i).

         "Notice of Extension/Conversion" shall mean the written notice of extension or conversion in substantially the form of Exhibit F, as required by
Section 3.2.

         "Operating Lease" shall mean, as applied to any Person, any lease (including leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

         "Original Credit Agreement" shall mean the Credit Agreement dated as of February 11, 1999 (as amended by the First Amendment dated as of October 20, 1999 and the Second Amendment dated as of July 26, 2000) among the Borrower, the Lenders and Bank of America, N.A. (formerly known as NationsBank, N.A., as Agent and Issuing Lender).

         "Other Taxes" shall have the meaning assigned to such term in Section 3.10(b).

         "Participation Interest" shall mean a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans or other obligations as provided in Section 3.13.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Perfection Certificate" shall mean a certificate from the Credit Parties substantially in the form of Exhibit G.

         "Permitted Acquisition" shall mean an acquisition by the Borrower or any Subsidiary of the Borrower of the Capital Stock or all (or any substantial part for which audited financial statements or other financial information reasonably satisfactory to the Agent is available) of the Property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the Capital Stock or Property acquired; provided that (a) the Capital Stock or Property acquired in such acquisition relates to a line of business similar to the business of the Borrower or any of its Subsidiaries engaged in on the Effective Date, (b) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date), (c) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such acquisition (and/or the seller thereof) required to be delivered by the terms of Section 6.11 and/or Section 6.12, (d) in the case of an acquisition of the Capital Stock of another Person, (i) except in the case of the incorporation of a new Subsidiary, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (ii) the Capital Stock acquired shall constitute 100% of the Total Voting Power and ownership interest of the issuer thereof, (e) immediately before such acquisition, but excluding such acquisition, the ratio of current Funded Indebtedness to Consolidated EBITDA, as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition, and with respect to which the Agent has received the Required Financial Information, shall be less than 3.00 to 1.00, (f) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Borrower shall have delivered to the Agent a Pro Forma
Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, (i) the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Agent has received the Required Financial Information and (ii) the Leverage Ratio, as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition, and with respect to which the Agent has received the Required Financial Information, shall be less than 3.00 to 1.00, and (g) for any single acquisition (or series of related acquisitions) (i) the aggregate consideration (including cash, assumption of indebtedness and non-cash consideration) shall not exceed $75,000,000 and (ii) the cash portion of the purchase price for any such acquisition shall not exceed $50,000,000.

         "Permitted Investments" shall mean Investments which consist of (a) cash held in (i) a deposit account with the Agent, or (ii) a deposit account with any other reputable bank or other depository institution which has executed and delivered a Depository Bank Agreement with the Agent or with respect to which the Borrower is in compliance with its obligations set forth in Section
6.15 (c); (b) Cash Equivalents subject to a perfected first priority security interest of the Agent in favor of the Secured Parties; (c) accounts receivable created, acquired or made by the Borrower and its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (d) Investments consisting of Capital Stock, obligations, securities or other Property received by the Borrower and its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (e) Investments existing as of the Effective Date and set forth in Schedule 1.1A and any Investments using the Net Cash Proceeds of the liquidation of such Investments; (f) advances to employees for moving and travel expenses in the ordinary course of business consistent with past practices; (g) Investments in the Borrower or any Wholly Owned Subsidiary of the Borrower, so long as (i) all such Investments in Subsidiaries of the Borrower shall be made by the Borrower or any other Subsidiary of the Borrower, (ii) all such Investments in Subsidiaries of the Borrower shall (A) in the case of the initial capitalization of any such Subsidiary, consist of common stock which is issued for consideration equal to the par value (or the equivalent, in the case of any Foreign Subsidiary) of such shares and which is pledged to the Agent for the benefit of the Secured Parties or (B) in all other cases, be evidenced by Intercompany Notes pledged to the Agent for the benefit of the Secured Parties and (iii) the aggregate principal amount of such Intercompany Notes issued by Foreign Subsidiaries of the Borrower outstanding at any time shall not exceed $10,000,000; (h) Permitted Acquisitions, (i) Investments in direct or indirect wholly owned Foreign Subsidiaries of the Borrower, so long as the aggregate principal amount of all such Investments does not exceed $30,000,000 at any time and (j) other Investments not to exceed $10,000,000 in the aggregate.

         "Permitted Liens" shall mean (a) Liens in favor of the Agent on behalf of the Secured Parties; (b) Liens (other than Liens created or imposed under ERISA) for taxes or other governmental charges, assessments or levies which are not yet due or being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts which are not yet due and payable (or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness); (e) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeding which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal (and shall have been discharged within 30 days after the expiration of any such stay); (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes; (g) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 7.1(c), provided that (i) any such Indebtedness is incurred and such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof and (ii) such Indebtedness is not secured by a Lien on any other assets; (h) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases (excluding Capital Leases) permitted by this Agreement; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet due and payable in connection with the importation  of  goods;  (k)  Liens  arising  in  connection  with  a  Permitted
Receivables Securitization (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable transferred assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction; (l) normal and customary rights of setoff upon deposits of cash in favor of the Agent or any other bank or other depository institution which has executed and delivered a Depository Bank Agreement with the Agent; (m) Liens existing as of the Effective Date and set forth on Schedule 1.1B and any replacements or substitutions thereof; and provided that (i) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Effective Date; and (ii) the principal amount of the Indebtedness or other obligations secured by such Liens shall not be extended, renewed, refunded or refinanced; and (n) limitations on dispositions of Property arising under contracts for Asset Disposition on such Property subject to such Asset Disposition pending the closing of such Asset Disposition.

         "Permitted   Receivables   Securitization"   shall  mean  one  or  more
securitizations of Receivables and related assets on terms reasonably satisfactory to the Agent; provided that (a) the value of such Receivables and related assets shall not exceed $125,000,000, (b) immediately before such securitization, but excluding such securitization, the ratio of current Funded

Indebtedness to Consolidated EBITDA, as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which preceeds or ends on the date of such securitization, and with respect to which the Agent has received the Required Financial Information, shall be less then 3.00 to 1.00 (c) no Default or Event of Default shall have occurred or be continuing immediately before and immediately after giving effect to such securitization and the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such securitization on a Pro Forma Basis, (i) the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such securitization and with respect to which the Agent has received the Required Financial Information and (ii) the Leverage Ratio, as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such securitization and with respect to which the Agent has received the Required Information shall be less than 3.00 to 1.00, and (d) Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) holding in the aggregate more than 66 2/3% of the total Revolving Commitments of Lenders in such compliance (or, if the Revolving Commitments have been terminated in whole, the outstanding Revolving Loans and Participation Interests in outstanding Letters of Credit) shall have given written approval of such securitization.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority or any other entity.

         "Personnel" shall have the meaning assigned to such term in Section 5.16(c).

         "Plan" shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Prepayment  Account"  shall have the meaning  assigned to such term in
Section 3.3(b)(vii).

         "Preferred Stock", as applied to the Capital Stock of any person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over the Capital Stock of any other class of such person.

         "Prime Rate" shall mean the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Pro Forma Basis" shall mean that, for purposes of calculating compliance in respect of any transaction with each of the financial covenants set forth in Section 7.19, such transaction (and any other transaction which occurred during the relevant four-fiscal-quarter period) shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction with respect to which the Agent has received the Required Financial Information. As used in this definition, "transaction" shall mean (a) any incurrence or assumption of Indebtedness (and the concurrent retirement of any other Indebtedness) as referred to in Section 7.1(g), 7.1(f) and 7.1(h) and clause (b) of the definition of "Permitted Receivables Securitization" set forth in this Section 1.1, (b) any merger or consolidation as referred to in Section 7.4(c) or (d), (c) any Asset Disposition of a business or business unit as referred to in Section 7.5(j), (d) any Permitted Acquisition referred to in
Section 7.6 and clause (e) of the definition of "Permitted Acquisition" set forth in this Section 1.1 or (e) any Restricted Payment referred to in Section
7.7. In connection with any calculation of the financial  covenants set forth in
Section 7.19 upon giving effect to a transaction (and any other transaction which occurred during the relevant four-fiscal-quarter period) on a Pro Forma Basis for purposes of Section 7.1(g), Section 7.1(f), Section 7.1(h), clause (b) of the definition of "Permitted Receivables Securitization" set forth in this
Section 1.1, Section 7.4, Section 7.5 or Section 7.6 and clause (e) of the definition of "Permitted Acquisition" set forth in this Section 1.1 or Section 7.7, as applicable:

                  (i) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 7.1(g) or Section 7.1(f) and clause (b) of the definition of "Permitted Receivables Securitization" set forth in this Section 1.1, (A) if such Indebtedness has a floating or formula rate, the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations and (B) any other Indebtedness which is retired concurrently with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal-quarter period;

                  (ii) for purposes of any such calculation in respect of any Asset Disposition of a business or business unit as referred to in
         Section 7.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded to the extent relating to any period prior to the date of such transaction and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal-quarter period;

                  (iii) for purposes of any such calculation in respect of any merger or consolidation as referred to in Section 7.4(c), (d) or any Permitted Acquisition as referred to in Section 7.6 and clause (e) of the definition of "Permitted Acquisition" set forth in this Section 1.1 or any Restricted Payment referred to in Section 7.7, (A) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period (B) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations and (C) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction had occurred as of the first day of the relevant four fiscal-quarter period; and

                  (iv) for purposes of any such calculation in respect of the Leverage Ratio covenant set forth in Section 7.19(b), the total Indebtedness shall include the total Indebtedness as of the date of the last Officer's Certificate delivered pursuant to Section 6.1(d) plus any additions or subtractions thereto up to and including the date of the transaction.

         "Pro Forma Compliance Certificate" shall mean a certificate of the chief financial officer of the Borrower delivered to the Agent in connection with (i) any incurrence or assumption of Indebtedness (and the concurrent retirement of any other Indebtedness) as referred to in Section 7.1(g) or
Section 7.1 (f) and clause (b) of the definition of "Permitted Receivables Securitization" set forth in Section 1.1, (ii) any merger or consolidation as referred to in Section 7.4(c) or (d), (iii) any Asset Disposition as referred to in Section 7.5(j) (iv) any Permitted Acquisition as referred to in Section 7.6 and clause (e) of the definition of "Permitted Acquisition" set forth in this
Section 1.1 or (v) any Restricted Payment as referred to in Section 7.7, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Fixed Charge Coverage Ratio and the Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precede or end on the date of the applicable transaction and with respect to which the Agent shall have received the Required Financial Information.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Receivables" shall mean all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business.

         "Register" shall have the meaning assigned to such term in Section 10.3(c).

         "Regulation T, U or X" shall mean Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Reinvestment Funds" shall mean, with respect to any Insurance Proceeds from a Casualty or any Condemnation Award from a Condemnation in excess of $5,000,000, that portion of such funds as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Agent within 30 days after the occurrence of such Casualty or Condemnation (and in any case prior to the receipt thereof by any Consolidated Party), be reinvested in the repair, restoration or replacement of the Properties that were the subject of such Casualty or Condemnation or otherwise reinvested in the business; provided that
(a) the aggregate amount of such proceeds with respect to any such event or series of related events shall not exceed $10,000,000 without the prior written consent of the Required Lenders, (b) such certificate shall be accompanied by evidence reasonably satisfactory to the Agent that any Property subject to such

Casualty or Condemnation has been or will be repaired, restored or replaced to a condition substantially similar to its condition immediately prior to such Casualty or Condemnation, (c) pending such reinvestment, the entire amount of such proceeds shall be deposited in an interest bearing account with the Agent for the benefit of the Secured Parties, over which the Agent shall have sole control and exclusive right of withdrawal, (d) from and after the date of delivery of such certificate, the Borrower shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the Properties that were the subject of such Casualty or Condemnation as described in such certificate and (e) no Default or Event of Default shall have occurred and be continuing; and provided further that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Credit Obligations in accordance with Section 3.3(b).

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Financial Information" shall mean, with respect to any period, the financial statements of the Borrower with respect to such period required under Section 6.1(a), (b) and (c).

         "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least a majority of the total Revolving Commitments (or, if the Revolving Commitments have been terminated in whole, the outstanding Revolving Loans and Participation Interests in outstanding Letters of Credit). For purposes of the foregoing, (A) the interest of any Lender holding a Loan in which any other Lender has a Participation Interest pursuant to Section 3.13 shall be calculated net of all such Participation Interests of other Lenders and
(B) the Participation Interest of any Lender pursuant to Section 3.13 in a Loan held by any other Lender shall be counted as if such Lender holding such Participation Interest held a proportionate part of the related Loan directly.

         "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, order, writ, judgment, injunction, decree, permit or determination of an arbitrator or a court or other Governmental Authority or other restriction imposed by any Governmental Authority, in each case applicable to or binding upon such Person or to which any of its Property is subject.

         "Reserve Requirement" shall mean, at any time, the maximum rate at which reserves (including any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Responsible Officer" shall mean, as to any Person, the president, chief executive officer, chief operating officer, any financial officer, any vice president or the general counsel of such Person (or, in the case of a partnership, of the managing general partner of such Person).

         "Restricted Payment" shall mean (i) any dividend or other distribution, direct or indirect, on account of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

         "Revolving Commitment" shall mean, with respect to any Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(b) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

         "Revolving Commitment Percentage" shall mean, for any Lender, the percentage, if any, identified as its Revolving Commitment Percentage on
Schedule 1.1C (or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment), as such percentage may be modified in connection with any assignment made in accordance with the provisions of this Agreement.

         "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(b).

         "Revolving Credit Facility Obligations" shall mean, collectively, Revolving Loans and LOC Obligations.

         "Revolving  Loans"  shall  have the  meaning  assigned  to such term in
Section 2.1(b).

         "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the applicable Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "Sale and Leaseback Transaction" shall mean any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by any Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by any Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

         "Secured Parties" shall mean (a) the Lenders, (b) the Agent, in its capacity as such under each Credit Document, (c) the beneficiaries of each indemnification obligation undertaken by any Consolidated Party under any Credit Document and (d) the successors and assigns of the foregoing.

         "Security Agreement" shall mean the Pledge and Security Agreement dated as of the Closing Date executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Solvent" or "Solvency" shall mean, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature in their ordinary course, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of debts and liabilities of such Person,
(iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Note Indenture" shall mean the Indenture, dated as of October 7, 1997, by and among the Borrower, the subsidiary guarantors named therein and SunTrust Bank, Central Florida, National Association, as trustee, as amended supplemented or otherwise modified from time to time.

         "Subordinated Notes" shall mean the 8.50% Senior Subordinated Notes Due 2007 issued by the Borrower pursuant to the Subordinated Note Indenture.

         "Subsidiaries Consent and Agreement" shall mean the consent and agreement dated as of the Effective Date among the Domestic Subsidiaries of the Borrower named in the Security Agreement as Subsidiary Grantors and the Domestic Subsidiaries of the Borrower named in the Subsidiary Guarantee Agreement as Guarantors, the Lenders and the Agent in the form attached hereto as Exhibit L, as amended, modified, restated or supplemented from time to time.

         "Subsidiaries Guarantee Agreement" shall mean the guarantee agreement dated as of the Closing Date in favor of the Agent by the Subsidiary Guarantors, as amended, modified, restated or supplemented from time to time.

         "Subsidiary" shall mean, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other business entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the equity interests at any time.

         "Subsidiary Guarantors" shall mean each of the Domestic Subsidiaries and the Foreign Subsidiaries of the Borrower on the Closing Date which has executed the Subsidiaries Guarantee Agreement and each Additional Subsidiary Guarantor which may thereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" shall mean any one of them.

         "Taxes" shall have the meaning assigned to such term in Section 3.10.

         "Termination Date" shall mean February 11, 2004.

         "Total Voting Power" with respect to any Person on any date shall mean the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

         "Type", with respect to a Loan, refers to whether such Loan is a Eurodollar Loan or Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UCP" shall have the meaning assigned to such term in Section 2.2(h).

         "Unused Revolving Committed Amount" shall mean, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the aggregate principal amount of


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

all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding LOC Obligations.

         "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary 100% of whose Capital Stock (on a fully diluted basis) is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         "Year 2000 Compliant"  shall have the meaning  assigned to such term in
Section 5.29.

         1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

         1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements pursuant to Section 6.1, consistent with the financial statements as at September 30, 2000); provided, however, that if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto after the Effective Date or (ii) the Agent or the Required
Lenders shall so object in writing within 90 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made. Further, the calculation of the ratios and covenants contained in Section 7.19 shall be made on a Pro Forma Basis taking into account any incurrence of Indebtedness, Asset Dispositions, Permitted Acquisitions and Restricted Payments occurring during each fiscal quarter, if any.

         1.4 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word "day" means a calendar day.

                                   SECTION 2
                                CREDIT FACILITIES

2.1      Revolving Loans.

         (a) Continuation of Loans. Pursuant to the Original Credit Agreement, the Lenders made available to the Borrower an aggregate principal amount of up to $140,000,000 in the form of Revolving Loans. On the Effective Date, all outstanding Revolving Loans under the Original Credit Agreement as adjusted under this Agreement shall become Revolving Loans hereunder, and shall be subject to the terms and conditions herein, in an aggregate principal amount equal to the aggregate principal amount of such outstanding Revolving Loans. The Lenders shall continue to make available such Revolving Loans pursuant to this Agreement but only on the terms set forth herein and in the amounts set forth in this Section 2.

         (b) Revolving Commitment. Subject to the terms and conditions hereof, including Section 3.4(b), and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") under this Agreement from time to time from the Effective Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations shall not at any time exceed the lesser of (i) ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount") and (ii) from and after 45 days after the Effective Date the Borrowing Base at such time; provided, further, with regard to each Lender individually, that such Lender's outstanding Revolving Loans plus Participation Interests in outstanding LOC Obligations shall not at any time exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that the Revolving Loans outstanding at any time shall consist of no more than five (5) separate Eurodollar Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (c) Revolving Loan Borrowings.

                  (i)  Notice  of  Borrowing.   The  Borrower  shall  request  a
         Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the same Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day) , (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. In addition, (i) the Borrower in each such Notice of Borrowing shall complete all attachments to such Notice of Borrowing and (ii) each such Notice of Borrowing delivered after February 14, 2001 shall include, among other things, calculations showing that immediately prior to and immediately after giving effect to any such Loan, Conversion, extension or issuance or extension of a Letter of Credit, the Credit Parties shall be in compliance with
         Section 7.19(b) as set forth on Schedule 2 of the Notice of Borrowing. If the Borrower shall fail to specify in any such Notice of Borrowing
         (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (II) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. Promptly upon receipt of each Notice of Borrowing pursuant to this
         Section 2.1(c)(i), the Agent shall notify each Lender of the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that comprises part of the Revolving Loans shall be in a minimum aggregate principal amount (for the applicable Lenders, collectively) of $1,000,000 and integral multiples of $500,000 in excess thereof (or the then remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
         Schedule 1.1C, or in such other manner as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (d) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date, unless accelerated sooner pursuant to Section 8.2.

                  (e) Interest. Subject to the provisions of Section 3.1:

                           (iv) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (v) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein).

         (f) Revolving Notes. The Revolving Loans made by each Lender under this Agreement shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibit H and in a principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount.

         2.2 Letter of Credit Subfacility. (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate on the terms set forth in this Section 2.2 in the issuance by the Issuing Lender of, standby and trade Letters of Credit at sight and in Dollars from time to time from the Effective Date until the Termination Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans, plus the aggregate principal amount of outstanding LOC Obligations shall not at any time exceed the lesser of
(A) the Revolving Committed Amount and (B) from and after 45 days after the Effective Date, the Borrowing Base at such time. No standby Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. No trade Letter of Credit shall (x) have an original expiry date more than 180 days from the date of issuance or (y) as originally issued or extended, have an expiry extending no more than 30 days prior to the Termination Date. Each Letter of Credit shall comply with or relate to, as applicable, the related LOC Documents.

         (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three
(3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the most recent prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payments or expirations which may have occurred.

         (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse from the Issuing Lender a Participation Interest in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing pursuant to subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained as provided in subsection (e) below or with funds from other sources) in same day funds. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources of funds, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan as provided in subsection (e) below in the amount of the drawing on the related Letter of Credit and the proceeds of such Loan will be used to reimburse the Issuing Lender for such drawing. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) on a Business Day and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payment of such amount pursuant to the preceding sentence, the Federal Funds Rate and, if paid thereafter, the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever, shall be satisfied without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the unreimbursed drawn portion of the related Letter of Credit, in the interest on the LOC Obligations in respect thereof and the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(c)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 8.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 8.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the related LOC Obligations. Each such Lender hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 8.2), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date as which the Revolving Loan advance was required, the Federal Funds Rate, and, if paid thereafter, the Base Rate.

         (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including Section 2.1(b), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practices for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i) Indemnification; Nature of Issuing Lender's Duties.

                  (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be written; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender) under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising out of the gross negligence or willful misconduct of such Lender, as determined by a final, non-appealable order of a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree or such failure to pay is a result of any Government Act.

         (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         (k) Conflict with LOC Documents.  In the event of any conflict  between
this   Agreement  and  any  LOC  Document   (including   any  letter  of  credit
application), this Agreement shall control.

         (l) Cash Collateral. In the event that the Borrower is required pursuant to the terms of this Agreement or any other Credit Document to cash collateralize any LOC Obligations, the Borrower shall deposit in an account with the Agent an amount in cash equal to 100% of such LOC Obligations. Such deposit shall be held by the Agent as collateral for the payment and performance of the LOC Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Agent will, at the request of the Borrower, invest amounts deposited in such account in Cash Equivalents; provided, however, that (i) amounts deposited in such account in connection with any prepayment of Eurodollar Loans shall be invested in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid, (ii) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (iii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Agent and (iv) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Agent. The Borrower shall indemnify the Agent for any losses relating to such investments in Cash Equivalents. Other than any interest or profits earned on such investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Lender immediately for drawings under Letters of Credit and, if the maturity of the Loans has been accelerated, to satisfy the LOC Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 3.3(b)(i) and (ii), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the sum of the aggregate amount of outstanding LOC Obligations plus the aggregate principal amount of outstanding Revolving Loans would not exceed the lesser of (A) the aggregate Revolving Committed Amount and (B) from and after 45 days after the Effective Date, the Borrowing Base and (ii) no Default or Event of Default shall have occurred and be continuing. If the Borrower is required to deposit an amount of cash collateral hereunder pursuant to Section 3.3(b)(iii), (iv) or (v), interest or profits thereon (to the extent not applied as aforesaid) shall be returned to the Borrower after the full amount of such deposit has been applied by the Agent to reimburse the Issuing Lender for drawings under Letters of Credit. The Borrower hereby pledges and assigns to the Agent, for its benefit and the benefit of the Lenders, the cash collateral account established hereunder (and all monies and investments held therein) to secure the Credit Obligations.

                                   SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1 Default Rate. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to (a) in the case of principal of any Loan, the rate applicable to such Loan during such period pursuant to Section 2, plus 2.00%, (b) in the case of interest on any Loan, the Adjusted Base Rate during such period, plus 2.00% and
(c) in the case of any other amount, the Adjusted Base Rate during such period, plus 2.00%.

         3.2 Extension and Conversion. Subject to the terms of Section 4.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (i) except pursuant to Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of

Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(c)(ii), (iv) the total number of Eurodollar Loans outstanding at any time shall be no greater than the maximum number provided in Section 2.1(b) (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in specified in Schedule 1.1C, or at such other office as the Agent may designate in writing, prior to 10:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the Types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d),
(e), (f) and (g) of Section 4.2. In the event the Borrower fails to request an extension or conversion of any Eurodollar Loan in accordance with this Section
3.2 or any such requested conversion or extension is not permitted by this Agreement, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion of any Loan. Each extension or conversion shall be effected by each Lender and the Agent by recording for the account of such Lender the new Loan of such Lender resulting from such extension or conversion and reducing the Loan (or portion thereof) of such Lender being extended or converted by an equivalent principal amount. Accrued interest on a Loan (or portion thereof) being extended or converted shall be paid by the Borrower (A) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last day of the first fiscal quarter of the Borrower ending on or after the date of conversion and (B) otherwise, on the date of extension or conversion.

         3.3 Prepayments. (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, subject to Section
3.11 but otherwise without premium or penalty; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof and (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent, in the case of any Revolving Loan which is a Base Rate Loan, by 10:00 A.M. (Charlotte, North Carolina time), on the date of prepayment and, in the case of any other Loan, by 10:00 A.M. (Charlotte, North Carolina time), at least three (3) Business Days prior to the date of prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Eurodollar Loan or Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to
Section 3.11. All prepayments under this Section 3.3(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (b) Mandatory Prepayments.

                  (i) Revolving Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of the outstanding LOC Obligations shall exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base at such time, the Borrower immediately shall prepay the Revolving Loans and/or cash collateralize or pay the LOC Obligations, in an aggregate amount sufficient to eliminate such excess.

                  (ii) Permitted Receivables Securitization. Promptly upon receipt by any Consolidated Party of proceeds from any Permitted Receivables Securitization, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the initial cash proceeds of such Permitted Receivables Securitization.

                  (iii) Asset Dispositions. Promptly upon receipt by any Consolidated Party of any proceeds from (a) any single Asset Disposition or series of related Asset Dispositions of $1,000,000 or more (other than Asset Dispositions of the type permitted by Sections 7.5(b), (c) and (d)); provided that the Borrower shall not be required to prepay proceeds resulting from any single Condemnation or Casualty or series of related Condemnations or Casualties unless such proceeds are $5,000,000 or more, or (b) any Asset Disposition which is a sale of the Capital Stock or assets of Foreign Subsidiaries of the Borrower listed on Schedule 7.5(k), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition.

                  (iv) Tax Refunds. Promptly upon receipt by any Consolidated Party of cash proceeds from any refund of Taxes, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the cash proceeds of such refund; provided however, that to the extent the Borrower provides the Agent with reasonably acceptable written documentation which has been submitted to the appropriate taxing authority or authorities that it intends to roll over such refunds for tax payments due in the immediately succeeding taxable year, the Borrower shall not be required to prepay the Loans and/or cash collateralize the LOC Obligations with such proceeds.

                  (v) Break-up Fees. Promptly upon receipt by any Consolidated Party of cash proceeds from any "break-up" or "walk-away" fee in connection with the termination of a sale or acquisition, the Borrower shall prepay the Loans and/or cash collateralize or pay the LOC

         Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such break-up or walk-away fee.

                  (vi)  Application  of  Mandatory   Prepayments.   All  amounts
         required to be paid pursuant to this Section 3.3(b) shall be applied to Revolving Credit Facility Obligations.

                  (vii) Prepayment Accounts. Amounts to be applied as provided in subsection (ii) through (v) above to the prepayment of Loans shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans immediately and/or shall be deposited in a separate Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account for any Eurodollar Loans to prepay such Loans on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Eurodollar Loans have been prepaid or until all the allocable cash on deposit in the Prepayment Account for such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" for any Eurodollar Loans shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection. The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for Eurodollar Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of Eurodollar Loans to be prepaid; provided, however, that (A) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation,
         (B) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Agent and (C) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Agent. The Borrower shall indemnify the Agent for any losses relating to such investments in Cash Equivalents so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto except for any losses arising out of the gross negligence or willful misconduct of the Agent. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account. If the maturity of the Loans has been accelerated pursuant to Section 8.2, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Eurodollar Loans to satisfy any of the Credit Obligations related to such Eurodollar Loans. The Borrower hereby pledges and assigns to the Agent, for its benefit and the benefit of the Lenders, each Prepayment Account established hereunder to secure the Credit Obligations.

                  (viii) Notice. The Borrower shall give to the Agent and the Lenders at least five (5) Business Days' prior written or telecopy notice of each and every event or occurrence requiring a prepayment under Section 3.3(b)(ii), (iii), (iv) or (v), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds; provided, however, that in the case of any prepayment event consisting of a Casualty or Condemnation, the Borrower shall give such notice within five (5) Business Days after the occurrence of such event.

         3.4 Termination and Reduction of Commitments. (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five
(5) Business Days' prior written or telecopy notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the sum at any time of (i) the aggregate principal amount of outstanding Revolving Loans, plus (ii) the aggregate amount of outstanding LOC Obligations to exceed the lesser of (A) the Revolving Committed Amount as so terminated or reduced and
(B) from and after 45 days after the Effective Date, the Borrowing Base at such time, unless, concurrently with such termination or reduction, the Revolving Loans are repaid (and, after the Revolving Loans have been paid in full, the LOC Obligations are cash collateralized) to the extent necessary to eliminate such excess. The Agent shall promptly notify each Lender of the receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                  (b) Mandatory Reductions. (i) The Revolving Committed Amount shall automatically be reduced to One Hundred Ten Million ($110,000,000) on March 31, 2002 and further reduced to One Hundred Million ($100,000,000) on March 31, 2003.

                  (ii) The Revolving Committed Amount shall automatically be reduced in an amount equal to 100% of the initial cash proceeds of each Permitted Receivables Securitization; provided however, that pursuant to this Section 3.4(b)(ii) the Revolving Committed Amount shall in no event be reduced below $40,000,000.


         (c) Termination.  The Revolving  Commitments of the Lenders and the LOC
Commitment  of  the  Issuing  Lender  shall   automatically   terminate  on  the
Termination Date.

         (d) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

         3.5 Fees. (a) Commitment Fees. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Commitment Fee")on such Lender's Revolving Commitment Percentage of the Unused Revolving Committed Amount, computed at a per annum rate for each day during the applicable Commitment Fee Calculation Period at a rate equal to the Applicable Percentage in effect from time to time. The Commitment Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last business day of each March, June, September and December(and any date that the Revolving Committed Amount is reduced as provided in Section 3.4(a) or Section 3.4(b) and the Termination
Date) for the immediately preceding quarter or portion thereof (each such quarter or portion thereof being herein referred to as an "Commitment Fee Calculation Period"), beginning with the first of such dates to occur after the Effective Date.

         (b) Letter of Credit Fees.

                  (i) Standby and Trade Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee")on such Lender's Revolving Commitment Percentage of the daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the earlier of the date of drawing or the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

                  (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrower and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         (c) Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, any other fees payable to such party by the Borrower pursuant to the Agent's Fee Letter.

         3.6 Increased Cost and Reduced Return(a) . (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Fixed Rate Loans, any of its Notes or its obligation to make Fixed Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or any of its Notes in respect of any Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such

         Lender (or its Applicable Lending Office), including any of the Commitments of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or any of its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Extending, or maintaining any Fixed Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any of its Notes with respect to any Fixed Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.6, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Extend Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.9 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.6 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.6 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.7 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Extend Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         3.8 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Extend Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain and fund Eurodollar Loans (in which case the provisions of Section 3.9 shall be applicable).

         3.9 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Extend, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.6 or 3.8 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.6 or 3.8 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Extended by such Lender as Loans of the Affected Type shall be made or Extended instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.6 or 3.8 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 3.9 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically

Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         3.10 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws (or any political subdivision thereof) of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is qualified or organized (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at the office of the Agent specified in Schedule 1.1C, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (including mortgage recording taxes and similar taxes) which arise from any payment made under this Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.10) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.10(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.10(a) or 3.10(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.10, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         3.11 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Extension of a Fixed Rate Loan for any reason (including the acceleration of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including the failure of any condition precedent specified in Section 4 to be satisfied) to borrow, Convert, Extend or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Extension or prepayment specified in the relevant notice of borrowing, prepayment, Extension or Conversion under this Agreement.

         3.12 Pro Rata Treatment. Except to the extent otherwise provided herein:

                  (a) Loans.  Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each Conversion or Extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

                  (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower, the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender, if paid within two (2) Business Days of the date such corresponding amount was made available by the Agent to the Borrower, the Federal Funds Rate and, if paid thereafter, the Base Rate.

         3.13 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligation or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (whether voluntarily or involuntarily by set-off or otherwise), in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loan, LOC Obligation or other obligation in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest pursuant to this Section 3.13 may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14 Payments, Computations, Etc(a) . (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim  or  withholding  of any kind, at the Agent's  office  specified in
Schedule 1.1C not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and Fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but shall exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any other Lender on account of the Credit Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  First, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Secured Parties under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  Second , to payment of any fees owed to the Agent;

                  Third , to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Obligations owing to such Lender;

                  Fourth , to the payment of all of the Credit Obligations consisting of accrued fees and interest;

                  Fifth , to the payment of the outstanding principal amount of the Credit Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  Sixth , to all other Credit Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  Seventh , to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and Participation Interest in LOC Obligations held by such Lender bears to the aggregate amount of the then outstanding Loans and Participation Interest in LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account pursuant to Section 2.2(l) and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.14(b). Notwithstanding the foregoing provisions of this Section 3.14(b), (I) amounts on deposit in a Prepayment Account for any Loans upon the occurrence of any such Event of Default shall be applied, first, to pay such Loans and, second, after all such Loans have been paid in full, to the other Credit Obligations in the manner provided in this Section 3.14(b) and (II) amounts on deposit in a cash collateral account pursuant to Section 2.2(l) upon the occurrence of any such Event of Default shall be applied, first, to reimburse the Issuing Lender from time to time for any drawings under any

Letters of Credit and, second, following the expiration of all Letters of Credit, to the other Credit Obligations in the manner provided in this Section 3.14(b).

         3.15 Evidence of Debt. (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Agent shall maintain the Register pursuant to Section 10.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

         3.16 Assignment of Commitments Under Certain Circumstances. In the event (a) any Lender requests compensation pursuant to Section 3.6, (b) any Lender delivers a notice described in Section 3.8 or (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 3.10, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.3), upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.3), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) no Event of Default shall have occurred and be continuing and (C) the Borrower or such assignee shall have paid to the Lender in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 3.6, 3.10 and Section 3.11); provided further that if prior to any such assignment the circumstances or event that resulted in such Lender's request or notice under Section 3.6 or 3.8 or demand for additional amounts under Section 3.10, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 3.6, 3.8 or 3.10, as the case may be, then such Lender shall not thereafter be required to make such assignment hereunder.

                                   SECTION 4
                                   CONDITIONS

         4.1 Conditions Precedent to the Effective Date. This Agreement shall become effective on the first date (the "Effective Date") when all of the following conditions set forth in this Section 4.1 and the additional conditions precedent set forth in Section 4.2, have been satisfied:

         (a) Executed Credit Documents. The Agent shall have received duly executed copies of (i) this Agreement; (ii) the Notes; (iii) the Collateral Documents, (iv) the Subsidiaries Consent and Agreement and (v) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

         (b) Corporate Documents. The Agent shall have received the following:

                  (i) Charter Documents. A certificate of the Secretary or Assistant Secretary of the Borrower and each Domestic Subsidiary that is a Subsidiary Guarantor dated the Effective Date and certifying (A) that the certificate of incorporation or other charter documents of such party, including any amendment thereto, delivered pursuant to the execution of the Original Credit Agreement have not been modified or amended in any respect and remain in full force and effect in accordance with their terms, (B) that the by-laws or comparable governing instruments of such Credit Party delivered pursuant to the execution of the Original Credit Agreement, have not been modified or amended in any respect and remain in full force and effect in accordance with their terms, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or comparable governing body of such Credit Party (or, in the case of any partnership, of the general partner of such Credit Party) authorizing the execution, delivery and performance of this Agreement, and, in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party.

                  (ii) Good Standing. Copies of (A) certificates of good standing, existence or the equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authority of its state or other jurisdiction of incorporation and, to the extent available, each other jurisdiction in which the failure to be qualified to do business and in good standing could reasonably be expected to have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authority of its state or other jurisdiction of incorporation and each other jurisdiction referred to in clause (A) above.

         (c) Financial Statements. The Agent and the Lenders shall have received and, in each case, be satisfied with (i) the consolidated financial statements of the Borrower and its Subsidiaries, including balance sheets as of, and income statements and cash flow statements for the fiscal year ended on, March 29, 1996, March 28, 1997, April 3, 1998, April 2, 1999 and March 31, 2000, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (ii) the consolidated and consolidating unaudited financial statements of the Borrower and its Subsidiaries, including balance sheets as of, and income statements and cash flow statements for the fiscal quarter ended on, September 30, 2000, (iii) quarterly working capital detail for the twelve (12) months prior to the Effective Date and first projected year after the Effective Date, (iv) projections of the Borrower and its Subsidiaries for each 12 month period through the end of fiscal year 2002 of the Borrower,
(v) the monthly management report for October, 2000 identical to the report presented to the Board of Directors detailing performance of each division of the Borrower, and (vi) such other information relating to the Borrower and its Subsidiaries as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

         (d) Opinions of Counsel. The Agent shall have received, in each case dated as of the Effective Date:

                  (i) a legal opinion of Willkie Farr & Gallagher, special counsel for the Credit Parties, in substantially the form of Exhibit I-1;

                  (ii) a legal opinion of special local counsel for each Credit Party incorporated in the State of Florida, in substantially the form of Exhibit I-2; and

                  (iii) to the extent requested by the Agent, a legal opinion of special local counsel for the Credit Parties for any State in which any Collateral is located, in substantially the form of Exhibit I-3.

         (e) Personal Property Collateral. The Agent on behalf of the Secured Parties shall have a security interest in the Collateral Documents, perfected to the extent contemplated by Section 5.25 and the Agent shall have received:

                  (i) subject to Section 6.15, searches of Uniform Commercial Code filings which shall be paid for by the Borrower directly to the search service providing the service in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing was made in connection with the Original Credit Agreement and the Collateral Documents, confirming the perfected security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties or will need to be made in order to perfect the Agent's security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens (all such searches shall be paid for by the Borrower directly to the search service providing the service);

                  (ii) duly executed financing statements (Form UCC-1) for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                  (iii) appropriate duly executed termination statements (Form UCC-3) signed by all Persons disclosed as secured parties in the jurisdictions referred to in clause (i) above in form for filing under the Uniform Commercial Code of such jurisdictions, except that no termination statement shall be required as to any Permitted Liens;

                  (iv) confirmation by the Borrower that no additional filing, registration or recordation of any document (including any Uniform Commercial Code Financing Statement or patent, trademark or copyright filings) is required to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral;

                  (v) confirmation by the Borrower that all stock certificates evidencing the Capital Stock have been delivered and pledged to the Agent for the benefit of the Secured Parties pursuant to the Security Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                  (vi) confirmation by the Borrower that all instruments and chattel paper in the possession of any of the Credit Parties, together with such allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral have been delivered to the Agent for the benefit of the Secured Parties;

                  (vii) subject to Section 6.15, confirmation by the Borrower that Depository Bank Agreements from Bank of America and each other bank or depository institution where any Credit Party maintains a deposit account have been delivered to the Agent for the benefit of the Secured Parties;

                  (viii) confirmation by the Borrower, that in the case of each lease of material personal property under which any Credit Party is lessee, such estoppel letters, consents and waivers from the lessors of such personal property have been delivered to the Agent for the benefit of the Secured Parties as are required pursuant to Section 6.12(b) hereof; and

                  (ix) confirmation by the Borrower that duly executed consents as are necessary, in the Agent's sole discretion, to perfect the security interest of the Secured Parties in the Collateral have been obtained.

         (f) Evidence of Insurance. The Agent has received (i) a report from the Borrower's independent insurance consultant, in form and substance satisfactory to the Agent, to the effect that insurance satisfying the requirements set forth in the Credit Documents is in effect and (ii) satisfactory evidence of such insurance and the endorsement thereof in accordance with the Credit Documents, including a "standard" or "New York" lender's loss payable endorsement in the name of the Agent on Accord Form 27.

         (g) Consents and Approvals. The Borrower and the other Credit Parties shall have obtained all governmental, shareholder and third party consents and approvals necessary or, in the opinion of the Agent, desirable in connection with the transactions contemplated by the execution, delivery and performance of this Agreement and the other Credit Documents (including the exercise of remedies under the Collateral Documents), the other related financings and transactions contemplated hereby, and the continuing operations of the Borrower and its Subsidiaries following the Effective Date, and all applicable waiting periods (including any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired, in each case, without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Consolidated Parties taken as a whole or such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

         (h) Material Adverse Effect. From March 31, 2000 to the Effective Date, nothing shall have occurred (and neither the Lenders nor the Agent shall have become aware of any facts or circumstances not previously known) which has, or could reasonably be expected to have, a Material Adverse Effect.

         (i) Litigation. There shall not exist any order, decree, judgment, ruling or injunction or any pending or threatened action, suit, investigation or proceeding that purports to affect the transactions contemplated by the Credit Facilities or the other related financings or that could reasonably be expected to have a Material Adverse Effect.

         (j) Other Indebtedness. The Consolidated Parties shall have no material liabilities (actual or contingent) or Preferred Stock, except (i) as disclosed in the most recent interim balance sheet referred to in Section 5.1(a), (ii) for items disclosed in Schedule 5.1, (iii) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet referred to in Section 5.1(a), (iv) Indebtedness under the Credit Documents and (v) Indebtedness set forth on
Schedule 7.1.

         (k) Change in Market. There shall not exist any material disruption of, or a material adverse change in, the market for syndicated bank credit facilities or financial, banking or capital market conditions.

         (l) Fees and Expenses. The Credit Parties shall have paid all fees and other amounts due and payable to the Lenders and the Agent on or prior to the Effective Date, including, without limitation, all fees and other amounts accrued to the Effective Date to the Agent for the account of each Lender pursuant to Section 3.5 of the Original Credit Agreement and all fees and reimbursement of expenses as set forth in the Agent's Fee Letter due and payable to the Agent on or prior to the Effective Date.

         (m) Officer's Certificates. The Agent shall have received a certificate or certificates executed by an executive officer of the Borrower, dated as of the Effective Date, certifying that (i) each Consolidated Party is in compliance with all existing material financial obligations, (ii) the conditions set forth in subsections 4.1
(e) (iv) through (ix), (f), (g), (h), (i), (j), and (l) shall have been satisfied, and (iii) immediately after giving effect to the execution and delivery of this Agreement and the other Credit Documents and the consummation of all the transactions contemplated therein to occur on the Effective Date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.19 as of the last day of the most recent fiscal quarter of the Borrower.

         (n) Other. The Lenders shall have received such other documents, instruments, agreements or information as reasonably requested by any Lender, including information regarding litigation, investigations and other proceedings, compliance with applicable laws, regulations and consent orders, tax matters, accounting matters, labor agreements, pension liabilities (actual or contingent) and other employee benefits, and other employee-related matters, insurance coverage, real estate leases, material contracts and relationships, debt agreements, transactions with Affiliates and former Affiliates, property ownership, Capital Leases, trademarks, other proprietary rights and related licenses, capital stock, options and warrants, and contingent liabilities of the Consolidated Parties.

         (o) Real Property Collateral. Subject to Section 6.15, as to each parcel of real property leased by the Borrower or any of its Subsidiaries on the Effective Date at which inventory or assets, the fair market value of which exceeds $100,000 at any time, is located, the Borrower shall obtain waivers from the landlords of all such real estate, in form as shall be reasonably acceptable to the Agent, provided that the Borrower and its Subsidiaries may maintain inventory or assets at such leased locations without obtaining such landlord lien waiver so long as the fair market value of all such inventory or assets on an aggregate basis shall not exceed $3,000,000 at any time.

         4.2 Conditions to all Extensions of Credit. The obligations of each Lender to make any Loan, Convert any existing Loan into a Loan of another Type or Extend any existing Loan into a subsequent Interest Period and of the Issuing Lender to issue or extend any Letter of Credit are subject to satisfaction on the date such Loan is made, Converted or Extended or the date such Letter of Credit is issued or extended, as applicable, to satisfaction of each of the following conditions:

         (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or
(ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance or extension in accordance with the provisions of Section 2.2(b);

         (b) The representations and warranties set forth in Section 5 and in each of the other Credit Documents shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

         (c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case,
proceeding  or  other  action  for  the   appointment  of  a  receiver,
liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, which involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

         (d) After giving effect to the execution and delivery of this Agreement, as of Effective Date no Default or Event of Default shall exist and be continuing either prior to the making, Conversion or Extension of such Loan or the issuance or extension of such Letter of Credit or after giving effect thereto;

         (e) No Material Adverse Change shall have occurred or become known since the delivery of its most recent quarterly financial statements;

         (f) Immediately after giving effect to the making, Conversion or Extension of such Loan (and the application of the proceeds thereof) or to the issuance or extension of such Letter of Credit, as applicable, the aggregate principal amount of outstanding Revolving Loans and the aggregate amount of outstanding LOC Obligations shall not exceed any of the limitations applicable thereto set forth in Section 2; and

         (g) If such extension is after February 14, 2001, immediately prior to and immediately after giving effect to any such Loan, Conversion, extension or issuance or extension of a Letter of Credit, the Credit Parties shall be in compliance on a Pro Forma Basis with Section 7.19(b).

The   delivery   of  each   Notice  of   Borrowing,   each   Notice  of
Extension/Conversion and each request for the issuance or extension of a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e), (f) and (g) above.

                                   SECTION 5
                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents to the Agent and each Lender that:

         5.1 Financial Condition. (a) The audited consolidated balance sheets of the Borrower and its Subsidiaries as of March 29, 1996, March 28, 1997, April 3, 1998, April 2, 1999 and March 31, 2000 and the audited consolidated statements of earnings and statements of cash flows of the Borrower and its Subsidiaries for the years ended March 29, 1996, March 28, 1997 and April 3, 1998, April 2, 1999 and March 31, 2000 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Arthur Anderson, LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods. The unaudited interim balance sheets of the Borrower and its Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after September 30, 2000 and prior to the Effective Date for which financial information is available have heretofore been furnished to each Lender. Such interim financial statements for each such period (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except for the absence of footnotes, and (ii) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods, except for recurring annual audit adjustments. During the period from September 30, 2000 to and including the Effective Date or other than as previously disclosed in filings made by the Borrower with the Securities and Exchange Commission, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto. Except as disclosed in Schedule 5.1, the balance sheets and the notes thereto included in the foregoing financial statements disclose all material liabilities, actual or contingent, of the Borrower and its Subsidiaries as of the dates thereof that are required by GAAP to be disclosed therein.

         (b) As of the Effective Date, the Consolidated Parties do not have any material liabilities, actual or contingent, or Preferred Stock except (i) as disclosed in the most recent interim balance sheet referred to in subsection (a) above, (ii) for items disclosed in Schedule 5.1, (iii) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet referred to in subsection (a) above, (iv) Indebtedness under the Credit Documents and (v) Indebtedness set forth on Schedule 7.1.

         (c) [Intentionally Omitted.]

         (d) The  financial  statements  delivered  to the  Lenders  pursuant to
Section 6.1(a) and 6.1(b), if any, (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.1(a) and (b)) and
(ii) present fairly (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated financial condition, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby subject only to normal audit adjustments.

         5.2  Organization and Good Standing.  Each of the Consolidated  Parties
(a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

         5.3 Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to execute, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any
Consolidated Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings disclosed in
Schedule 5.3, all of which have been obtained or made, and (ii) filings to perfect the Liens created by the Collateral Documents. This Agreement has been, and each other Credit Document to which any Consolidated Party is a party will be, duly executed and delivered on behalf of such Consolidated Party. This Agreement constitutes, and each other Credit Document to which any Credit Party or the Seller is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party and, to the knowledge of the Credit Parties, of the Seller, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         5.4 No Conflicts. Except as disclosed in Schedule 5.4, neither the execution and delivery by any Credit Party of the Credit Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party, nor the exercise of remedies by the Secured Parties under the Credit Documents, will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict with any Requirement of Law (including Regulation U or Regulation X) applicable to it or its Properties, (c) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed rights of any Person under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, or (d) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to its Properties.

         5.5 No Default. No Consolidated Party is in default in any respect under any loan agreement, indenture, mortgage, security agreement or other agreement relating to Indebtedness or any other contract, lease, agreement or obligation to which it is a party or by which any of its Properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.6 Assets. Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

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

         5.7   Indebtedness.   Except  as  permitted   under  Section  7.1,  the
Consolidated Parties have no Indebtedness.

         5.8 Litigation. Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending for which service of process or other written notice has been received or, to the knowledge of any Credit Party, threatened against or affecting any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

         5.9 Taxes. Each Consolidated Party has filed, or caused to be filed, all tax returns (including federal, state, local and foreign tax returns) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP. Except as disclosed in Section 5.9, no Credit Party knows as of the Effective Date of any pending investigation of such party by any taxing authority or proposed tax assessments against it or any other Consolidated Party.

         5.10 Compliance with Law. Each Consolidated Party is in compliance with all Requirements of Law (including Environmental Laws) applicable to it or to its Properties, except for any such failure to comply which could not reasonably be expected to have a Material Adverse Effect. No Requirement of Law could reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Credit Parties, as of the Effective Date, none of the Consolidated Parties or any of their respective material Properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority. Except as disclosed in Schedule 5.10, none of the Consolidated Parties has received any written communication prior to the Effective Date from any Governmental Authority that alleges that any of the Consolidated Parties is not in compliance in any material respect with any Requirement of Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

         5.11 ERISA. Except as disclosed in Schedule 5.11:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan, Single Employer Plan and, to the knowledge of the Credit Parties, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

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         (b) The  actuarial  present  value  of all  "benefit  liabilities"  (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, could be reasonably expected to incur, any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under
Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

         (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601 through 609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated hereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 10.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan"


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

within the  meaning of Section  3(3) of ERISA of a "plan"  within the meaning of
Section 4975(e)(1) of the Code.

         5.12 Subsidiaries. Schedule 5.12 sets forth a complete and accurate list as of the Effective Date of all Subsidiaries of the Borrower. Schedule 5.12 sets forth as of the Effective Date the jurisdiction of incorporation of each such Subsidiary, the number of authorized shares of each class of Capital Stock of each such Subsidiary, the number of outstanding shares of each class of Capital Stock, the number and percentage of outstanding shares of each class of Capital Stock of each such Subsidiary owned (directly or indirectly) by any Person; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect to Capital Stock of each such Subsidiary. All the outstanding Capital Stock of each Subsidiary of the Borrower is validly issued, fully paid and non-assessable and, as of the Effective Date, is owned by the Borrower, directly or indirectly, free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth in Schedule 5.12, as of the Effective Date no such Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

         5.13 Governmental Regulations, Etc(a) . (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) No director, executive officer or principal holder of Capital Stock of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any


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Lender) have the respective  meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (d) Each Consolidated Party has obtained and holds in full force and effect all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted, except those that could not reasonably be expected to have a Material Adverse Effect.

         (e) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         5.14 Purpose of Loans and Letters of Credit. The proceeds of the Revolving Loans made after the Effective Date will be used solely to provide for the working capital requirements of the Borrower and its Subsidiaries and for the general corporate purposes of the Borrower and its Subsidiaries, including (subject to the limitations set forth in this Agreement) Permitted Acquisitions. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and other obligations relating to transactions entered into by the Borrower and its Subsidiaries in the ordinary course of business.

         5.15 Environmental Matters. Except as disclosed in Schedule 5.15 or except as could not reasonably be expected to have a Material Adverse Effect:

         (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Company Properties") and all operations at the Company Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Company Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions or circumstances relating to the Businesses or Company Properties or any former facilities, properties or businesses of the Consolidated Parties that could give rise to liability of any Consolidated Party under any applicable Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         (b) None of the Company Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Company Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability of any Consolidated Party under, Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         (c) No Consolidated Party has received prior to the Effective Date any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with


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Environmental  Laws  with  regard  to  any  of  the  Company  Properties  or the
Businesses, nor does any Consolidated Party have knowledge or reason to believe as of the Effective Date that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Company Properties, or generated, treated, stored or disposed of at, on or under any of the Company Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability of any Consolidated Party under, any applicable Environmental Law or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees, consent orders, administrative orders, other decrees or orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Company Properties or the Businesses.

         (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Company Properties, or arising from or related to the operations (including disposal) of any Consolidated Party in connection with the Company Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

         5.16 Intellectual Property. Except as disclosed in Schedule 5.16:

         (a) Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, service marks, proprietary techniques, patents, patent applications, trade secrets, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. All material Intellectual Property owned by any Consolidated Party (is referred to herein as the "Material Owned Intellectual Property") and all material Intellectual Property that any Consolidated Party has the right to use, but not ownership of "Material Licensed Intellectual Property." The Material Owned Intellectual Property and the Material Licensed Intellectual Property is referred to collectively as the "Material Intellectual Property". Schedule 5.16 sets forth a complete and accurate list as of the Effective Date all trademark/copyright registrations and patents, all trademark/patent/copyright applications and all material unregistered trademarks/patents/copyrights of each of the Consolidated Parties. None of the Consolidated Parties has granted any options, licenses or agreements of any kind relating to Material Intellectual Property.

         (b) No claim has been asserted and is pending by any Person challenging or questioning the use, ownership or enforceability of any Material Intellectual


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Property or the validity or effectiveness of any Material Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of the Material Intellectual Property by any Consolidated
Party does not infringe on the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. None of the Consolidated Parties is in breach of any provision of any license, sublicense or other agreement which relates to any of the Material Licensed Intellectual Property, and none of the Consolidated Parties have taken any action which would materially impair or otherwise adversely materially affect its rights in any of the Material Intellectual Property. All the Material Owned Intellectual Property is valid and enforceable, except that, with respect to the applications to register any  unregistered  Intellectual  Property  (but not with respect to the
underlying   Intellectual   Property   rights  that  are  the  subject  of  such
applications),   the  Credit  Parties  only  represent  and  warrant  that  such applications are pending and in good standing all without challenge of any kind.

         (c) Except as would not reasonably be expected to have a Material Adverse Effect:

                  (i) The Material Owned Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the knowledge of the Credit Parties, all former and current members of management and key personnel of each Consolidated Party, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of any of the Material Owned Intellectual Property (collectively, "Personnel"), have executed and delivered to such Consolidated Party a proprietary information agreement restricting such Person's right to disclose proprietary information of the Consolidated Parties and their respective clients.

                  (ii) All former and current Personnel, either (A) have been party to a "work-for-hire" arrangement or agreement with the Consolidated Parties, in accordance with applicable Federal and state law, that has accorded the Consolidated Parties full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (B) have executed appropriate instruments of assignment in favor of the Consolidated Parties as assignee that have conveyed to the Consolidated Parties full, effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (iii) No former or current Personnel have any claim against the Consolidated Parties in connection with such Person's involvement in the conception and development of any Intellectual Property and no such claim has been asserted or is threatened.

                  (iv) None of the current officers and employees of any of the Consolidated Parties have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by any of the Consolidated Parties in the furtherance of its business operations, which patents or applications have not been assigned to the Consolidated Parties, with such assignment duly recorded in the United States Patent Office.

         5.17 Solvency. Each Credit Party is and, after consummation of the transactions contemplated by this Agreement, will be Solvent.

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         5.18  Investments.  All  Investments  of  any  Consolidated  Party  are
Permitted Investments.

         5.19 Location of Collateral. Schedule 5.19(a) sets forth a complete and accurate list as of the Effective Date of (i) each real property owned by the Consolidated Parties and (ii) each real property leased by the Consolidated Parties for which annual rental payments exceed $10,000, in each case with street address, county, state and country where located. Set forth on Schedule 5.19(b) is a complete and accurate list as of the Effective Date of all Mortgaged Properties with street address, county, state and country where located. Set forth on Schedule 5.19(c) is a complete and accurate list as of the Effective Date of all locations where any tangible personal property of a Credit Party is located, including county and state where located. Set forth on
Schedule 5.19(d) is the chief executive office and principal place of business of each Consolidated Party as of the Effective Date.

         5.20 Disclosure. Neither this Agreement nor any financial statements delivered to the Lenders pursuant hereto nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby (other than final projections) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. All financial projections that have been made available to the Agent or the Lenders by any Consolidated Party or any representatives thereof in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Consolidated Parties to be reasonable.

         5.21 No Burdensome Restrictions; Material Agreements(a) . (a) No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Schedule 5.21 sets forth a complete and accurate list as of the Effective Date of each agreement, contract, lease, license, commitment or other instrument to which any Consolidated Party is a party or by which it or any of its Properties are or may be bound, the loss of which could, individually, reasonably be expected to have a Material Adverse Effect (collectively, the "Material Contracts").

         (b) Except as set forth in Schedule 5.21, as of the Effective Date, each Material Contract will be in all material respects valid, binding and in full force and effect and will be enforceable by the Borrower or the Subsidiary of the Borrower which is a party thereto in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles (whether in equity or at law). Except as set forth in
Schedule 5.21, as of the Effective Date, each of the Borrower and the Subsidiaries will have performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Credit Parties, no other party to any of the Material Contracts will be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. As of the Effective Date, neither


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the Borrower nor any of the Subsidiaries, nor, to the knowledge of the Borrower, any other party to any Material Contract, will have given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. As of the Effective Date, none of such other parties will have any presently exercisable right to terminate any Material Contract for any reason, including as a result of the execution, delivery or performance of the Credit Documents, the collateral assignment of such Material Contract to the Agent on behalf of the Lenders, except as set forth on Schedule 5.21.

         (c) As of the Effective Date, none of the Consolidated Parties has any knowledge of any actual or threatened adverse change in the relationship between any Consolidated Party and any material customer, supplier distributor or other party with whom such Consolidated Party does business.

         5.22 Brokers' Fees. As of the Effective Date, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee.

         5.23 Labor Matters. Except as disclosed in Schedule 5.23, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Effective Date and none of the Consolidated Parties has suffered any strike, walkout, work stoppage, or unfair labor practice complaint or other labor difficulty, in each case which could reasonably be expected to have a Material Adverse Effect, within the five years prior to the Effective Date. To the knowledge of the Credit Parties, as of the Effective Date, no union representation question exists with respect to the employees of the Consolidated Parties and no union organizing activities are taking place. The hours worked by and payments made to employees of the Consolidated Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Consolidated Party, or for which any claim may be made against any Consolidated Party, on account of wages, employee health and welfare insurance or other benefits, have been paid or accrued as a liability on the books of the Consolidated Parties.

         5.24 Nature of Business. As of the Effective Date, the Consolidated Parties are engaged in the business of marketing and distributing medical products to physicians, alternate-site imaging centers, long-term care providers and hospitals.

         5.25 Security Documents. (a) The Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral (as defined in the Security Agreement) and, with the Pledged Securities which have been delivered to the Agent and the financing statements which have been filed in connection with the Original Credit Agreement, and, if applicable when financing statements in appropriate form are filed in any offices specified on
Schedule 6 to the Perfection Certificate and the Pledged Securities are delivered to the Agent, the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be


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perfected  under  Article 8 or 9 of the Uniform  Commercial  Code,  in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

         (b) With the Assignments of Patents and Trademarks, which have been filed in the United States Patent and Trademark Office and the Assignments of Copyrights, which have been filed in the United States Copyright Office, the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property covered in the Security Agreement, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the Effective Date).

         (c) The Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein, except as priority may be affected by Permitted Liens. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 5.25(c).

         5.26 Transactions with Affiliates. Except as set forth in Schedule 5.26 and except for agreements and arrangements among the Borrower and its Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries of the Borrower, neither the Borrower nor any of its Subsidiaries will be a party to or engaged in any transaction with, and none of the properties and assets of the Borrower or any of its Subsidiaries will be subject to or bound by any agreement or arrangement with, any Affiliate of any Consolidated Party which would be prohibited by
Section 7.9.

         5.27 Ownership. All of the outstanding shares of the common stock of the Borrower have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. Other than as set forth on Schedule 5.27, as of the Effective Date, the Borrower has no outstanding securities convertible into or exchangeable for its Capital Stock, no outstanding rights to subscribe for or purchase its Capital Stock, no outstanding options for the purchase of its Capital Stock, no agreements providing for the issuance (contingent or otherwise) of its Capital Stock, no incentive units, phantom stock or similar arrangements and no calls, commitments or claims of any character relating to its Capital Stock.

         5.28 Insurance. The Consolidated Parties maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in accordance with normal industry practice for the business and assets of the Consolidated Parties. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any prior period under comprehensive general liability and


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workmen's  compensation  insurance  policies),  and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Consolidated Parties have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Schedule 5.28 sets forth the insurance coverage of the Consolidated Parties by carrier, policy number, expiration date, type and amount as of the Effective Date.

         5.29 Year 2000 Compliance. The Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, including and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before, including and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         5.30 Euro. The Borrower acknowledges that the current Euro market conventions are under review by the financial institutions that participate in the London Interbank Market. The Borrower agrees that the Eurodollar Loan provisions in this Agreement shall be modified in accordance with the conventions and customs adopted by such financial institutions in connection with the conversion and introduction of various currencies into the Euro. No such modification or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of the Borrower or the Guarantors under this Agreement, any Notes or other Credit Documents.

                                   SECTION 6
                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding and until all of the Commitments hereunder shall have terminated and all Letters of Credit shall have expired or been cancelled:

         6.1 Information Covenants. The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

         (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal year, together with related


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

consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and accompanied by an opinion of such accountants (which shall not be qualified or limited in any material respect) to the effect that such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

         (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial statements to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

         (c) Monthly Financial Statements. As soon as available, and in any event within 25 days after the end of each month in each fiscal year of the Borrower, (i) a monthly management report identical to the report presented at the monthly senior management meeting of the Borrower detailing performance of each division of the Borrower and (ii) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month, together with related statements of operations for such month and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial statements to be in reasonable form and detail and reasonably acceptable to the Agent, in accordance with Borrower's historic procedures for monthly financial reports, but not necessarily in accordance with GAAP, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements accurately present in all material respects the consolidated financial position and consolidated results of operations of the Borrower and its Consolidated Subsidiaries, subject to changes resulting from normal quarterly adjustments and year-end audit adjustments.

         (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a), and 6.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit K (i) demonstrating compliance with the financial covenants contained in Section
7.19 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action


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the Borrower  proposes to take with respect  thereto and (iii) stating  whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the generally accepted accounting principles applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries, and, if so, describing such change.

         (e) Annual Business Plan and Budgets. Prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending 2001, an annual business plan and budget of the Borrower and its Consolidated Subsidiaries containing, among other things, projected financial statements for the next fiscal year.

         (f) Accountant's Certificate. Within the period for delivery of (i) the annual financial statements provided for in Section 6.1(a) and (ii) the quarterly financial statements provided for in Section 6.1(b) until December 31, 2001, a certificate of the accountants conducting the annual audit, or reviewing the quarterly financial statement, as the case may be, stating that they have reviewed this Agreement and stating further whether, in the course of their audit or review, as the case may be, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof as it relates to accounting matters.

         (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Consolidated Party.

         (h) Reports. Promptly upon transmission or receipt thereof, (i) copies of all filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all publicly available financial statements, proxy statements, waivers, amendments or other modifications which could have an adverse effect on the Secured Parties, notices of non-compliance or default and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent or the Required Lenders, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

         (i) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent immediately of (i) the occurrence of any event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect; or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility (direct or indirect) for violation, or alleged violation of any federal, state


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

or local law, rule or regulation, including Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

         (j) ERISA. The Borrower will give written notice to the Agent promptly (and in any event within five (5) Business Days after any officer of any Consolidated Party obtains knowledge thereof) of: (i) any event or condition, including any Reportable Event, that constitutes, or is reasonably likely to lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Consolidated Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

         (k) Environmental.

                  (i) Upon the reasonable written request of the Agent, the Consolidated Parties will furnish or cause to be furnished to the Agent, at the expense of the Borrower, a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Company Properties and as to the compliance by any Consolidated Party with Environmental Laws at the Company Properties. If any Consolidated Party fails to deliver such an environmental report within sixty (60) days after receipt of such written request, then the Agent may arrange for the same, and the Borrower hereby grants, and agrees to cause the other Consolidated Parties to grant, to the Agent and their representatives access to the Company Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged by the Agent pursuant to this provision shall be payable by the Borrower on demand and shall be added to the obligations secured by the Collateral Documents.

                  (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Company


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

         Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over the Company
         Properties to the extent any failure to take the foregoing actions could reasonably be expected to have a Material Adverse Effect. The Borrower acknowledges and agrees that if any Consolidated Party fails to perform any of the actions required under this Section 6.1(k)(ii), the Agent shall have the right (but not the obligation) to do so for such Consolidated Party. The Borrower further acknowledges and agrees that if any Consolidated Party fails to cooperate (e.g., by allowing access to any premises or permitting the drilling of core samples, etc.), the Agent ----- and the Lenders will not have an adequate remedy at law.

         (l) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 6.1(a), a report signed by the chief financial officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year of the Borrower and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

         (m) Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request and that the Borrower may, without undue expense, obtain; provided, however, that the Borrower shall not be obligated to provide any information which would vitiate the attorney-client or other privilege.

         (n) Borrowing Base Certificates. By the fifteenth day of each calendar month, provided, that if such day is not a Business Day, the next succeeding Business Day, a Borrowing Base Certificate as of the end of the immediately preceding month, substantially in the form of Exhibit M, and certified to be true and correct as of the date thereof by the chief financial or other executive or financial officer of the Borrower who shall be authorized by the Board of Directors of the Borrower to execute such Certificate.

         6.2 Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, each of the Consolidated Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         6.3 Books and Records Each of the Consolidated Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         6.4 Compliance with Law. Each of the Consolidated Parties will comply with all Requirements of Law applicable to it and its Properties to the extent that noncompliance with any such Requirement of Law could reasonably be expected to have a Material Adverse Effect.

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

         6.5 Payment of Taxes and Other Indebtedness. Each of the Consolidated Parties will pay and discharge (a) all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its Properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         6.6 Insurance; Certain Proceeds(a) . (a) Each of the Consolidated Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policy and additional insured with respect to all such other policies (other than workers' compensation and employee health policies), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Consolidated Parties under such policies directly to the Agent (which agreement shall be evidenced by a "standard" or "New York" lender's loss payable endorsement in the name of the Agent on Accord Form 27) and that it will give the Agent thirty (30) days' prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies.

         (b) In case of any Casualty or Condemnation with respect to any Property of any Consolidated Party or any part thereof in excess of $5,000,000, the Borrower shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage, destruction or taking. In such case, the Borrower shall, or shall cause such Consolidated Party to, promptly repair, restore or replace the Property of such Consolidated Party (or part thereof) which was subject to such Casualty or Condemnation, at such Consolidated Party's cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose or otherwise reinvest such proceeds in the business of the Borrower and its Subsidiaries as conducted on the date of such event; provided, however, that such Property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such Consolidated Party in the ordinary course and otherwise in the best interest of such Consolidated Party and (B) would not materially impair the rights and benefits of the Agent or the Secured Parties under the Collateral Documents or any other Credit Document or (ii) is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment


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

of the Credit Obligations in accordance with the provisions of Section 3.3(b)(iii)(a). In the event a Consolidated Party shall receive any Insurance Proceeds from a Casualty or Condemnation Award from a Condemnation in excess of $5,000,000, such Consolidated Party will either (i) immediately pay over such proceeds to the Agent, for payment of the Credit Obligations in accordance with
Section 3.3(b)(iii)(a) or, if such funds constitute Reinvestment Funds, such funds shall be held by the Agent pending the use of the "Reinvestment Funds" in accordance with the provisions in the immediately succeeding sentence. The Agent agrees to release such Insurance Proceeds or Condemnation Awards to the Borrower upon its request and as needed from time to time to pay for the repair, restoration or replacement of the portion of the Property subject to such Casualty or Condemnation if, but only if, the conditions set forth in the definition of "Reinvestment Funds" are satisfied at the time of such request.

         (c) In connection with the covenants set forth in this Section 6.6, it is understood and agreed that:

                  (i) none of the Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.6, it being understood that (A) the Consolidated Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees to, and to cause each of the Consolidated Parties to, waive its right of recovery, if any, against the Agent, the Lenders and their agents and employees, to the extent permitted by law;

                  (ii) the Consolidated Parties will permit an insurance consultant retained by the Agent, to review from time to time the insurance policies maintained by the Consolidated Parties annually, at the expense of the Lenders, or upon the occurrence of a Default or an Event of Default, at the expense of the Borrower; and

                  (iii) to the extent the insurance consultant retained by either the Lenders or the Borrower pursuant to clause (c)(ii) above recommends that the Borrower maintain insurance policies substantially different from or in addition to the policies then in place, the Required Lenders shall have the right from time to time to require the Consolidated Parties to keep other insurance in such form and amount as the Agent or the Required Lenders may reasonably request; provided that such insurance shall be obtainable on -------- commercially reasonable terms; and provided further that the designation of any form, type or amount of -------- ------- insurance coverage by the Agent or the Required Lenders under this Section 6.6 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of the Consolidated Parties or the protection of their properties.

         6.7 Maintenance of Property. Each of the Consolidated Parties will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear


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and Casualty and Condemnation  excepted,  and will make, or cause to be made, as to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         6.8 Performance of Obligations. Each of the Consolidated Parties will perform in all material respects all of its obligations under the terms of all Material Contracts, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         6.9 Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 5.14.

         6.10 Audits/Inspections. Upon reasonable notice and during normal business hours, each of the Consolidated Parties will permit representatives appointed by the Agent or the Required Lenders, including independent accountants, agents, employees, attorneys and appraisers, to visit and inspect its Property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agent or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants, attorneys and representatives of the Consolidated Parties. The Borrower agrees that the Agent, and its representatives, may conduct an audit of
(i) the Collateral and (ii) the Borrower's practices in the computation of the Borrowing Base, in each case, annually, at the expense of the Lenders, or upon the occurrence of a Default or an Event of Default, at the expense of the Borrower.

         6.11 Additional Credit Parties. As soon as practicable and in any event within thirty (30) days after any Person becomes a direct or indirect Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement, (b) if such Person is a Subsidiary of a Credit Party (except if such Person is a Foreign Subsidiary which is not a direct Foreign Subsidiary of any Credit Party), cause 100% (or 65% if such Person is a direct Foreign Subsidiary of a Credit Party for so long as the pledge of any greater percentage would have adverse tax consequences to the Credit Parties) of the Capital Stock of such Person to be delivered to the Agent, together with undated stock powers signed in blank (unless, with respect to a direct Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person), and to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the Collateral Documents, subject only to Permitted Liens, (c) if such Person owns or leases any real property located in the United States of America or, to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, located elsewhere, cause such Person to deliver to the Agent with respect to such real property (other than immaterial leased properties) documents, instruments and other items of the types required


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to be  delivered  pursuant to Section  6.12(b),  all in form,  content and scope satisfactory to the Agent, and (d) cause such Person to deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder), all in form, content and scope reasonably satisfactory to the Agent.

         6.12 Pledged Assets(a).. (a) Personal Property Collateral. Each of the Consolidated Parties will cause (i) all of its owned personal property located in the United States and (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned personal property to be subject at all times to first priority, perfected Liens in favor of the Agent pursuant to the Collateral Documents, subject in each case only to Permitted Liens. In furtherance of the terms of this Section 6.12(a), the Borrower or any Subsidiary enters into a lease for a new location or has inventory or assets in possession of a new vendor or supplier, the fair market value of which exceeds $100,000 at any time, the Borrower shall obtain, or cause to be obtained, waivers from the landlords of such real estate or such vendors, in form as shall be reasonably acceptable to the Agent, provided that the Borrower and its Subsidiaries may maintain inventory or assets at such leased locations or with such vendor or supplier without obtaining such landlord or vendor lien waiver so long as the fair market value of all such inventory or assets on an aggregate basis shall not exceed $3,000,000 at any time. In furtherance of the terms of this Section 6.12(a), at any time the Borrower or any Subsidiary amends, extends or otherwise modifies an existing lease, or modifies arrangements with any existing vendor or supplier which has inventory or assets in its possession, the fair market value of which exceeds $100,000 at any time, the Borrower shall use reasonable best efforts to obtain, or cause to be obtained, waivers from the landlords of such real estate or such vendors, in form as shall be reasonably acceptable to the Agent. In furtherance of the foregoing terms of this Section 6.12(a), the Borrower agrees to promptly provide the Agent with written notice of the acquisition by any Consolidated Party of any real property located in the United States of America having a market value greater than $1,000,000 or the entering into a lease by any Consolidated Party of any real property located in the United States of America for annual rent of $150,000 or more, setting forth in reasonable detail the location and a description of the asset(s) so acquired or leased. Without limiting the generality of the foregoing, the Credit Parties will cause 100% of the Capital Stock of each of their direct and indirect Subsidiaries (or 65% of such Capital Stock if such subsidiary is a direct Foreign Subsidiary for so long as the pledge of any greater percentage would have adverse tax consequences to the Credit Parties), excluding the Capital Stock of any Foreign Subsidiary which is not a direct Foreign Subsidiary of any Credit Party, to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents.

         (b) Real Property Collateral. The Borrower will within sixty (60) days after the Agent's request, which request the Agent may make at any time in its sole discretion, deliver to the Agent, in form and substance reasonably satisfactory to the Agent:

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

                  (i) for each fee interest having a market value greater than $1,000,000 or leasehold interest having an annual rent of $150,000 or more of any Consolidated Party in a real property asset, a fully executed and notarized mortgage, deed of trust or deed to secure debt in substantially the form attached hereto as Exhibit J (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering such fee interest or leasehold interest (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

                  (ii)  for  each  real   property   encumbered  by  a  Mortgage
         Instrument, a title report obtained by the Credit Parties in respect of each of the Mortgaged Properties;

                  (iii) in the case of each Mortgaged Property, (A) maps or plats of an as-built survey of the sites of the real property covered by the Mortgaged Instruments, (B) title insurance policies, (C) flood hazard insurance, (D) evidence of zoning and (E) any other document, certificate or report requested by the Agent, in its reasonable discretion; and

                  (iv) in the case of each real property leasehold encumbered by a Mortgage Instrument, to the extent permitted by the applicable lease, evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance satisfactory to the Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of the Secured Parties.

         (c) Intellectual Property Collateral. If, subsequent to the Effective Date, a Credit Party shall acquire any Intellectual Property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within three (3) Business Days after any officer of any Credit Party acquires knowledge of the same) notify the Agent of the same. Each of the Credit Parties shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

         (d) Foreign Subsidiary Collateral. The Borrower will within a reasonable period of time after the Agent's request, which request the Agent may make at any time in its sole discretion, deliver, or cause to be delivered, to the Agent, a legal opinion of special foreign counsel for the Credit Parties for each country in which any Foreign Subsidiary whose Capital Stock is to be pledged pursuant to the Security Agreement is incorporated, in substantially the form of Exhibit I-4, and such other documents and filings as the Agent shall reasonably request.

         6.13 Year 2000 Compliance. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

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

         6.14 Monthly Conference Call. On the third Business Day following the monthly senior management meeting of the Borrower, but in no event later then the 30th day of each month, of the Borrower, the Borrower shall telephone the Agent and the Lenders to report on such meeting.

         6.15 Post-Closing Conditions. (a) On or prior to 45 days after the Effective Date, the Borrower will furnish to the Agent certificates of good standing, existence or equivalent with respect to each Credit Party referred to in Section 4.1(b)(ii) to the extent not provided on or prior to the Effective Date;

         (b) on or prior to 45 days after the Effective Date, the Borrower will use reasonable best efforts to furnish to the Agent search reports from each Uniform Commercial Code filing jurisdiction referred to in Section 4.1(e)(i) confirming the information set forth therein to the extent not provided on or prior to the Effective Date; provided that for search reports not delivered within 45 days of the Effective Date, the Agent and the Lenders have the sole right to order such searches on an expedited basis at Borrower's expense;

         (c) the Borrower shall use its reasonable best efforts to obtain a Depository Bank Agreement from each of the deposit institutions with which it maintains a deposit account of less than $20,000 as of the Effective Date. If a Depository Bank Agreement is not obtained prior to 60 days after the Effective Date, the Borrower shall close such accounts;

         (d) the Borrower shall use its reasonable best efforts to obtain waivers from the landlords referred to in Section 4.1(o) and shall provide to the Agent copies of reasonably satisfactory documentation, in the Agent's sole discretion, related thereto;

         (e) the Borrower shall use its reasonable best efforts to terminate UCC-1 Financing Statement No. 110779 filed with the Secretary of State of Texas;

         (f) on or prior to January 10, 2001, the Borrower shall deliver revised
schedules  to  the  Security   Agreement  in  form  and   substance   reasonably
satisfactory to the Agent; and

         (g) on or prior to 15 Business Days after the Effective Date, the Borrower shall deliver articles of incorporation of National Med Supply Company certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of Ohio and certified by a secretary or assistant secretary of National Med Supply Company to be true and correct as of such date.

                                   SECTION 7
                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding and until all of the Commitments hereunder shall have terminated and all Letters of Credit shall have expired or been cancelled:


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         7.1  Indebtedness.  None of the  Consolidated  Parties  will  contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness arising under this Agreement and the other Credit Documents;

         (b) Indebtedness of the Borrower and its Subsidiaries in existence on the Effective Date to the extent disclosed in Schedule 7.1 (and renewals, refinancings and extensions thereof on terms and conditions, taken as a whole, no less favorable to the Borrower and its Subsidiaries than the terms and conditions of such existing Indebtedness);

         (c) purchase money Indebtedness (including Capital Leases) incurred by the Borrower or any of its Subsidiaries after the Effective Date to finance or refinance the purchase of fixed assets acquired after the Effective Date; provided that (i) the total of all such Indebtedness for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $10,000,000 at any time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing or on terms or conditions more favorable in any respect to the holders thereof than the terms and conditions in effect at the time of such refinancing; and (iv) such Indebtedness is issued and any Liens securing such Indebtedness are created at the time of, or within 90 days after, the acquisition of such assets and such Indebtedness is not secured by a Lien on any other assets;

         (d) obligations of the Borrower in respect of foreign currency exchange agreements entered into in order to manage exchange rate risks and not for speculative purposes;

         (e) intercompany Indebtedness of any Subsidiaries of the Borrower arising out of loans and advances permitted under Section 7.6;

         (f)  obligations  of the  Borrower  in  connection  with any  Permitted
Receivables   Securitization,   to  the  extent  such   obligations   constitute
Indebtedness;

         (g) in addition to the Indebtedness otherwise permitted by this Section 7.1, other Indebtedness incurred after the Closing Date by the Borrower or any of its Subsidiaries; provided that (i) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents; provided, further, that (a) any unsecured, uncommitted line of credit that is due and payable upon a material adverse change or similar provision shall not violate this subparagraph (i) and
(b) any unsecured line of credit provided by any Lender need not satisfy this subparagraph (i), so long as the aggregate principal amount of all such lines of credit does not exceed $5,000,000 at any time, (ii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such incurrence and the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties shall be in compliance with all of the financial covenants set



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forth  in  Section  7.19  and  (iii)  the  aggregate  principal  amount  of such
Indebtedness shall not exceed $20,000,000 at any time outstanding;

         (h) Indebtedness issued to a seller of a Person, business or asset in connection with a Permitted Acquisition pursuant to Section 7.6; provided, that
(i) such Indebtedness is not secured by a Lien on any assets, (ii) such Indebtedness, and any Guaranty related thereto, is subordinate in all respects to the interests of the Secured Parties hereunder and under each of the other Loan Documents in the reasonable discretion of the Agent and (iii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed twenty percent (20%) of the aggregate purchase price of any such Permitted Acquisition; and

         (i) Indebtedness of a Subsidiary of the Borrower, such Subsidiary being acquired after the date hereof pursuant to a Permitted Acquisition pursuant to
Section 7.6 and which such Indebtedness was in existence at the time of the acquisition of such Subsidiary; provided, that, such Indebtedness is non-recourse to any Consolidated Party (other than such Subsidiary and its Subsidiaries) and (ii) the aggregate principal amount of all such Indebtedness does not exceed $10,000,000.

         7.2 Liens. None of the Consolidated Parties will contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

         7.3 Nature of Business. None of the Consolidated Parties will alter in any material way the current general or strategically planned character or conduct of the business conducted by such Person as of the Effective Date.

         7.4 Consolidation, Merger, Dissolution, etc. Except in connection with an Asset Disposition permitted by the terms of Section 7.5, none of the Consolidated Parties will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this
Section 7.4:

         (a) the Borrower may merge or consolidate with any of its Wholly Owned Subsidiaries; provided that (i) the Borrower shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction and (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

         (b) any Wholly Owned Subsidiary of the Borrower may merge or consolidate with any other Wholly Owned Subsidiary of the Borrower; provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction and (ii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

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

         (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party; provided that (i) such Credit Party shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction, (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction and with respect to which the Agent has received the Required Financial Information;

         (d) the Borrower or any Subsidiary of the Borrower may merge with any Person (other than a Consolidated Party) in connection with a Permitted Acquisition if (i) the Borrower or such Subsidiary shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction, (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction and with respect to which the Agent has received the Required Financial Information; and

         (e) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request to cause the Credit Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction and (ii) no Default or Event of Default shall have occurred and be continuing immediately before or after giving effect to such transaction.

         7.5 Asset Dispositions. None of the Consolidated Parties will make any Asset Disposition (other than a Casualty or Condemnation); provided that the foregoing provisions of this Section 7.5 shall not prohibit the following:

         (a)  the  sale,   conveyance  or  other   contribution   of  applicable
transferred assets by the Borrower or any of its Subsidiaries as part of any Permitted Receivables Securitization;

         (b) any Asset Disposition by any Consolidated Party to the Borrower or any of the Subsidiary Guarantors if (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.12 after giving effect to such Asset Disposition and (ii) after giving effect such Asset Disposition, no Default or Event of Default exists;

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

         (c) the sale of inventory in the ordinary course of business for fair value and on an arms-length basis;

         (d) the liquidation or sale of Cash Equivalents for the account of the Borrower;

         (e) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Borrower or any of its Subsidiaries to any other Person, so long as (i) the fair market value of all property disposed of pursuant to this clause (e) shall not exceed $5,000,000 in the aggregate in any fiscal year of the Borrower and (ii) such transaction is made for cash at no less than fair market value;

         (f) the disposition of machinery or equipment or other fixed assets of the Borrower or any of its Subsidiaries which will be replaced or upgraded with machinery or equipment put to a similar use and owned by such Person, provided that (i) such replacement or upgraded machinery and equipment or other fixed assets is acquired (or a firm order therefor is placed) within 180 days after such disposition, (ii) the book value of all property disposed of pursuant to this clause (f) does not exceed $1,000,000 in the aggregate in any fiscal year of the Borrower and (iii) upon their acquisition, such replacement assets become subject to the Lien of the Agent in favor of the Lenders under the Collateral Documents;

         (g) the disposition of damaged, worn out or obsolete tangible assets in the ordinary course of business and in a commercially reasonable manner, so long as the fair market value of all property disposed of pursuant to this clause (g) does not exceed $1,000,000 in the aggregate in any fiscal year of the Borrower;

         (h) any Sale and Leaseback Transaction permitted under Section 7.13;

         (i) any sale of assets not related to the core business of the Borrower conducted on the date hereof; provided, that, (i) such assets were acquired by the Borrower pursuant to a Permitted Acquisition and (ii) the aggregate proceeds of all such asset sales do not exceed $15,000,000 in any fiscal year of the Borrower;

         (j) any other Asset Disposition; provided that (i) the consideration therewith is at least 75% cash or Cash Equivalents; (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Sections 7.1 and 7.13; (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party; (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions in reliance on this paragraph shall not exceed $10,000,000 in any fiscal year of the Borrower; and (v) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.19; and

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         (k) sale of the Capital Stock or assets of the Foreign  Subsidiaries of the Borrower existing as of the Effective Date and listed on Schedule 7.5.

Upon consummation of an Asset Sale permitted by this Section 7.5, the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in the assets being disposed of, including amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being disposed of in its entirety from all of its obligations, if any, under the Credit Documents.

         7.6 Investments; Acquisitions. None of the Consolidated Parties will make any Investment in, to or for the benefit of any Person or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person; provided that any Consolidated Party may purchase inventory in the ordinary course of business and may make Permitted Investments.

         7.7 Restricted Payments. None of the Consolidated Parties will, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) dividends payable solely in common stock of such Person, (b) dividends or other distributions payable to the Borrower or any Wholly Owned Subsidiary of the Borrower, (c) repurchases of common stock of the Borrower from any employee of the Consolidated Parties upon the termination of employment of such Person, provided that in the case of clauses (a) and (c), (i) immediately before such repurchase or dividend, but excluding such repurchase or dividend, as the case may be, the ratio of current Funded Indebtedness to Consolidated EBITDA, as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower, which precedes or ends on the date of such repurchase or dividend, as the case may be, with respect to which the Agent has received the Required Financial Information, shall be less than 3.00 to 1.00 (ii) immediately before and immediately after giving effect to such repurchase, no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such repurchase on a Pro Forma Basis, (A) the Borrower shall be in compliance with all the financial covenants set forth in Section 7.19 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such repurchase and (B) the Leverage Ratio, as of the last day of the most recent period of four consecutive fiscal quarter of the Borrower which precedes or ends on the date of such repurchase and with respect to which the Agent has received the Required Financial Information, shall be less than 3.00 to 1.00, and (iii) the aggregate amount paid in all such repurchases shall not exceed $1,000,000 in any fiscal year of the Borrower.

         7.8 Prepayments of Subordinated Indebtedness, etc. None of the Consolidated Parties will (a) after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to any Indebtedness issued by such Consolidated Party that is subordinated to the Indebtedness hereunder if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in a manner adverse to any Consolidated Party, or shorten the final maturity or average life to maturity or require any


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payment to be made sooner than  originally  scheduled  or increase  the interest rate applicable thereto or change any subordination provision thereof, or (b) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any such Indebtedness (other than Credit Obligations), or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of any Consolidated Party or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the term and conditions applicable to such Indebtedness or (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany Notes.

         7.9 Transactions with Affiliates. None of the Consolidated Parties will engage in any transaction or series of transactions with (a) any officer, director, Subsidiary or Affiliate of any Consolidated Party or (b) any Affiliate of any such officer, director, holder, Subsidiary or Affiliate, other than (i) transfers of assets to any Credit Party permitted by Section 7.5, (ii) transactions expressly permitted by Section 7.1, Section 7.4, Section 7.5,
Section 7.6 or Section 7.7, (iii) transactions set forth on Schedule 5.26, (iv) normal compensation or forecasted bonus compensation and reimbursement of reasonable expenses of officers and directors, (v) any transaction entered into among the Borrower and its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries, and (vi) so long as no Default or Event of Default has occurred and is continuing, other transactions which are engaged in by any Consolidated Party in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with an independent, unrelated third party.

         7.10 Fiscal Year; Organizational Documents. None of the Consolidated Parties will (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) in any respect or amend, modify or change its bylaws (or other similar document) in any manner adverse in any respect to the rights or interests of the Lenders, (c) enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to any Material Contract as in effect on the Effective Date or (d) enter into any amendment, modification or waiver to the Subordinated Note Indenture or any other document relating to the Subordinated Notes, in each case as in effect on the Effective Date, that is adverse in any respect to the Lenders. The Credit Parties will cause the Consolidated Parties to promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments as in effect as of the Effective Date.

         7.11 Limitation on Restricted Actions. The Borrower will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions


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existing  under  or by  reason  of (i)  this  Agreement  and  the  other  Credit
Documents, (ii) applicable law or (iii) any document or instrument governing Indebtedness incurred pursuant to Section 7.1(b) and (c), provided that in the case of clause (c) any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) customary non-assignment provisions in any lease governing a leasehold interest or (v) Permitted Liens of the type set forth in clauses (k), (m) and (n) of the definition thereof.

         7.12 Ownership of Subsidiaries; Limitations on the Borrower. (a) The Borrower will not (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock to any Person, except (A) the Borrower or any Wholly Owned Subsidiary of the Borrower or (B) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (iii) permit the Borrower or any Subsidiary of the Borrower to issue any shares of Preferred Stock.

         7.13 Sale Leasebacks. None of the Consolidated Parties will, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

         7.14 Capital Expenditures. The Borrower will not permit Consolidated Capital Expenditures for the period from the Effective Date through the end of fiscal year 2000 of the Borrower to exceed $19,000,000, and for fiscal year 2001 of the Borrower and in each fiscal year of the Borrower thereafter to exceed $22,000,000, in any such fiscal year.

         7.15 No Further Negative Pledges. None of the Consolidated Parties will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation unless such agreement permits the securing of the Credit Obligations to the extent provided herein, or any other assets of the Borrower and its Subsidiaries which may constitute Collateral hereunder or under the Collateral Documents, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to the documents executed in connection with any Permitted Receivables Securitization (but only to the extent that the related prohibitions or restrictions against other encumbrances pertain to the applicable transferred assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Securitization) and (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

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

         7.16 Limitation on Foreign Operations and Subsidiaries. The Borrower will not permit (i) as of the last day of any fiscal quarter of the Borrower, the Borrower and its Domestic Subsidiaries to own directly assets (other than Investments) representing less than 80% of Consolidated Total Assets on such date or (ii) as of the last day of any fiscal quarter of the Borrower, the portion of Consolidated Net Income for the period of four consecutive fiscal quarters of the Borrower then ended which is attributable to the Foreign Subsidiaries of the Borrower to exceed 20% of Consolidated Net Income for such period.

         7.17 Impairment of Security Interests. None of the Consolidated Parties will take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Collateral and none of the Consolidated Parties will grant to any Person (other than the Secured Parties pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

         7.18 Sales of Receivables. None of the Consolidated Parties will sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable to any Person except (i) to any Credit Party on an arms-length basis and (ii) pursuant to a Permitted Receivables Securitization.

         7.19 Financial Covenants.

         (a) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be less than the ratio specified in the table set forth below for such period:

From                    To and Including             Fixed Charge Coverage Ratio
----                    ----------------             ---------------------------
July 1, 2000            September 30, 2000           1.30 to 1.00
October 1, 2000         December 31, 2000            1.00 to 1.00
January 1, 2001         March 31, 2002               1.25 to 1.00
April 1, 2002           December 31, 2002            1.50 to 1.00
January 1, 2003         June 30, 2003                1.75 to 1.00
July 1, 2003            Maturity Date                2.00 to 1.00

         (b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be greater than the ratio specified in the table set forth below for such period:

From                    To and Including              Leverage Ratio
----                    ----------------              --------------
July 1, 2000            September 30, 2000            5.10 to 1.00
October 1, 2000         December 31, 2000             6.00 to 1.00
January 1, 2001         September 30, 2001            3.75 to 1.00
October 1, 2001         December 31, 2001             3.50 to 1.00
January 1, 2002         December 31, 2002             3.25 to 1.00
January 1, 2003         Maturity Date                 3.00 to 1.00

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

         (c) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the "Minimum Compliance Level". The Minimum Compliance Level shall be $370,000,000 on the Effective Date, and shall be increased as of the last day of each fiscal quarter of the Borrower ending after the Effective Date, commencing with the fiscal quarter ending December 31, 2000, by an amount equal to the sum of 50% of Consolidated Net Income (if positive) for such fiscal quarter and 100% of the Net Cash Proceeds (and the fair market value of any noncash proceeds) of any Equity Issuance by any Consolidated Party during such fiscal quarter (other than any capital contribution by the Borrower or any of its Wholly Owned Subsidiaries to any Wholly Owned Subsidiary of the Borrower). The foregoing increases in the Minimum Compliance Level shall be fully cumulative and no reduction in the Minimum Compliance Level shall be made to reflect negative Net Income for any period.

                                   SECTION 8
                               EVENTS OF DEFAULT

         8.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a) Payment. Any Credit Party shall:

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (ii) default, and such default shall continue unremedied for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other Credit Obligations owing hereunder, under any of the other Credit Documents or otherwise;

         (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect on the date as of which it was made, deemed to have been made or delivered;

         (c) Covenants. Any Credit Party shall:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.1(a), (b), (c), (d), (f) or (i), 6.2, 6.9, 6.11, 6.12, 6.14 or 7.1 through 7.19, inclusive;

                  (ii) default in the due performance or observance of any term, covenant or agreement contained in Section 6.1(e), (g), (h), (j), (k),
         (l) or (m) and such default shall  continue  unremedied for a period of


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

         at least five (5) days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Agent or the Required Lenders; or

                  (iii) default in the due performance or observance of any term, covenant or agreement (other than those referred to in subsection
         (a), (b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Agreement, any of the other Credit Documents and such default shall continue unremedied for a period of at least 15 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Agent or the Required Lenders;

         (d) Credit Documents. Except as applicable to a Subsidiary of the Borrower as a result of or in connection with a dissolution, merger or disposition of such Subsidiary permitted under this Agreement and except as a result of releases of Collateral in accordance with all applicable provisions of the Credit Documents, any Credit Document shall fail to be in full force and effect or to give the Agent or any other Secured Party the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall so state in writing;

         (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party;

         (f) Defaults under Other Agreements.

                  (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract, lease or other agreement material to the Consolidated Parties, taken as a whole; or

                  (ii) With respect to any Indebtedness (other than Indebtedness outstanding under the Credit Documents) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, (B) any Consolidated Party shall default in the observance or performance of any other term, covenant, condition or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing or securing such Indebtedness or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or any trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness (or any portion thereof) to become due prior to its stated maturity, (C) any such Indebtedness (or any portion thereof) shall be declared due and payable, or shall be required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof or (D) any Consolidated Party shall be required by the terms of such Indebtedness to offer to prepay or repurchase such Indebtedness (or any portion thereof) prior to the stated maturity thereof;

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

         (g) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier which has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Consolidated Party to enforce any such judgment;

         (h) ERISA. Any of the following events or conditions shall occur: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the opinion of the Agent or the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the opinion of the Agent or the Required Lenders, reasonably likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) any other event or condition out of the ordinary course of business shall occur or exist with respect to any Plan; and, in each case in clauses (i) through (v) above, such event or condition,  together  with all other such events or  conditions,  if any,  could reasonably be expected to involve possible taxes, penalties and other liabilities affecting the Consolidated Parties in an aggregate amount in excess of $5,000,000 or require payments by the Consolidated Parties exceeding $5,000,000 in any fiscal year of the Borrower;

         (i) Intellectual Property. Any Material Intellectual Property or any material license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Consolidated Parties or shall infringe the rights of any other Person or any other adverse change in the Material Intellectual Property rights of the Consolidated Parties shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

         (j) Environmental Matters. Either (i) any Consolidated Party shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Materials of Environmental Concern originating from or affecting any property or properties, whether or not owned, leased or operated by any Consolidated Party, which liability, together with all other such liabilities of the Consolidated Parties, could reasonably be expected to exceed $5,000,000 in the aggregate or require payments by the Consolidated Parties exceeding $5,000,000 in any fiscal


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

year of the Borrower or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         (k) Change of Control. There shall occur any Change of Control; or

         (l) Material Contracts. Any Material Contract shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part or shall for any other reason not be, or shall be asserted by any Consolidated Party or any Person acting by or on behalf of any Consolidated Party not to be, in full force and effect and enforceable in accordance with its terms and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

         8.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting requirements of Section 10.6), the Agent may or, upon the request and direction of the Required Lenders shall (subject to Section 9.1 and Section 9.3), by written notice to the Borrower, take any or all of the following actions (without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for in this Agreement):

         (a) Termination of Commitments. Declare the Commitments terminated, whereupon the Commitments shall be immediately terminated.

         (b) Acceleration. Declare the unpaid principal of all Loans, any reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees, all other Credit Obligations and any and all other indebtedness or obligations of any and every kind owing by any Credit Party to the Agent and/or any of the Secured Parties under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived.

         (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(e), it will immediately pay) to the Agent additional cash, to be held by the Agent, in a cash collateral account pursuant to Section 2.2(l), in an amount equal to the aggregate amount of the outstanding LOC
Obligations (including the maximum aggregate amount which is, or at any time thereafter may become, available to be drawn under all Letters of Credit then outstanding) and terminate any Letter of Credit which may be terminated in accordance with its terms.

         (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including all rights and remedies existing under the Collateral Documents, all rights and remedies against the Guarantors and all rights of set-off.

Notwithstanding the foregoing,  (x) if an Event of Default specified in
Section 8.1(e) shall occur, then the Commitments shall  automatically  terminate


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and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees, all other Credit Obligations and any and all other indebtedness or obligations owing to the Agent and/or any of the Secured Parties under the Credit Documents automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders and (y) upon the request and at the direction of Lenders holding a majority of the Revolving Credit Facility Obligations, the Agent shall take the actions specified in Section 8.2(a) and/or 8.2(c).

         8.3 Equitable Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Credit Document shall have been breached by any Credit Party, then the Agent may proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Credit Document. Without limitation of the foregoing, the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Agent acting pursuant to this paragraph shall be indemnified by the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with
Section 10.5.

                                   SECTION 9
                                AGENCY PROVISIONS

         9.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its administrative agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first two sentences of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents and shall not be a trustee or fiduciary for any Lender or other Secured Party; (b) shall not be responsible to the Secured Parties for any recital, statement, representation or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or the use of the proceeds of the Loans or the use of the Letters of Credit or the existence or possible existence of any Default or Event of Default or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document, except as requested and directed by the Lenders in accordance with the terms and


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conditions of this  Agreement;  and (e) shall not be responsible  for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         9.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.3 hereof. As to any matters not expressly provided for by this Agreement and the other Credit Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders), and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         9.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.4 Rights as Lender. With respect to its Commitments and the Loans made by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any


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other  Lender  and may  exercise  the same as though  it were not  acting as the
Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Secured Parties.

         9.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 10.5 hereof, but without limiting the obligations of the Borrower under Section 10.5) ratably in accordance with their respective Commitments (or, if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may at any time (including at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 10.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that the Agent has not made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Secured Party. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Consolidated Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party or any other Consolidated Party or any of their Affiliates that may come into the possession of the Agent or any of its Affiliates.

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

         9.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   SECTION 10
                                  MISCELLANEOUS

         10.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 1.1C, or at such other address as such party may specify by written notice to the other parties hereto:

         if to the Borrower,

                  PSS World Medical, Inc.
                  4345 Southpoint Blvd.
                  Jacksonville, FL 32216
                  Attn: David Klarner
                  Telephone: (904) 332-3187
                  Telecopy: (904) 332-3214; and

         if to the Agent,

                  Bank of America, N.A.
                  Independence Center, 15th Floor
                  NC1-001-15-11
                  101 North Tryon Street
                  Charlotte, North Carolina 28255-0001
                  Attn: James D. Young, Credit Services
                  Telephone: (704) 386-9372
                  Telecopy: (704) 409-0030

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

         with a copy to

                  Bank of America, N.A.
                  Bank of America Corporate Center
                  NC1-007-17-11
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn: Terry B. Kelley
                  Telephone: (704) 387-2112
                  Telecopy: (704) 388-6002 and (704) 409-0486

                  Bank of America, N. A.
                  700 Louisiana Street
                  8th Floor
                  Houston, Texas  77002
                  Attn:  Larry J. Gordon
                  Telephone: (713) 247-6619
                  Telecopy: (713) 247-6719

         10.2 Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender (and its Affiliates) hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender (or Affiliate) shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured. Any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender (or any of its Affiliates); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Any Person purchasing a Participation Interest in the Loans and Commitments hereunder pursuant to Section 2.2(c), 3.13 or 10.3(d) may exercise all rights of setoff with respect to its Participation Interest as fully as if such Person were a Lender hereunder. The rights of each Lender (and its Affiliates) under this
Section 10.2 are in addition to (and not in limitation of) any other rights and remedies (including other rights of set-off) that such Lender may have under applicable law or otherwise.

         10.3 Benefit of Agreement(a) . (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests and obligations without prior written consent of all the Lenders (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each


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Lender  to  transfer,  assign  or  grant  participations  in its  rights  and/or obligations hereunder shall be limited as set forth in this Section 10.3.

         (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans, its Notes and its Commitments); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) each such assignment shall be in an amount at least equal to $5,000,000, except in the case of an assignment to another Lender or any Affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations in respect of its Commitments under this Agreement and the other Credit Documents; and

                  (iv) the assignor and the assignee under such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and a processing fee of $3,500.

Upon the later of (A) the execution, delivery and acceptance of such Assignment and Acceptance and (B) the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights and benefits of a Lender under this Agreement and the other Credit Documents and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement and the other Credit Documents. Upon the consummation of any assignment pursuant to this Section 10.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new promissory notes reflecting such assignment are issued to the assignor and the assignee in the amount of their respective interests and in substantially the form of the original Notes (but with notation thereon that such new Notes are given in substitution for and replacement of the original Notes or any replacements thereof). If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.10.

         (c) Register.  The Agent shall  maintain at its address  referred to in
Schedule 1.1C a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts and Interest Periods of the Loans of each Type owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Agent shall, if such


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

Assignment and Acceptance has been completed and is in accordance with the applicable requirements hereof, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the provisions contained in Sections 3.6, 3.9, 3.10 and 3.11 and the right of set-off contained in Section 10.2 on the same basis as if it were a Lender, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans, its Notes and its Commitments (except for the obligations to such participant referred to in the foregoing clause (iii)) and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes in which such participant is participating, extending any scheduled principal payment date or scheduled interest payment date in respect of such Loans or Notes in which such participant is participating, extending such Commitments in which such participant is participating or, except as expressly provided in the Credit Documents, releasing all or substantially all the Collateral from the lien of the Collateral Documents or all or substantially all the Subsidiary Guarantors from the Subsidiaries Guarantee Agreement) and (v) subparticipations by any participant shall be prohibited and (vi) each such participation shall be in an amount equal to at least $5,000,000, except in the case of a participation to another Lender or any Affiliate of a Lender or a participation of all of a Lender's rights and obligations under this Agreement.

         (e) Regulatory Matters. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Information. Any Lender may furnish any information concerning any Credit Party or any of its Subsidiaries or other Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 10.14 hereof.

         10.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any other Secured Party in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any other Secured Party and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies of the Agent and the other Secured Parties hereunder and under the other Credit Documents are


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

cumulative and not exclusive of any rights or remedies which the Agent or any other Secured Party would otherwise have at law or otherwise. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the other Secured Parties to any other or further action in any circumstances without notice or demand.

         10.5 Expenses; Indemnification. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Credit Documents and the other documents to be delivered hereunder, including the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of the Credit Documents and the other documents to be delivered hereunder, (ii) the restructure or workout of the Credit Obligations
(iii) any claim in respect of any of the Credit Obligations in any bankruptcy or insolvency proceeding relating to any Credit Party.

         (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees; provided, that, the Indemnified Parties shall be entitled to select one primary counsel and if necessary, one local counsel, of their choice to represent such Indemnified Parties and the Borrower for each proceeding) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) (i) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit or (ii) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased at any time before or after the date hereof by any Consolidated Party, or the failure by any Consolidated Party to comply with any Environmental Law, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or from a violation of Environmental Laws with respect to any real property or the presence, release, use, generation, discharge, disposal, storage or similar action regarding Materials of Environmental Concern with respect to any real property, which violation or action first occurs after such real property is transferred to any Indemnified Party or its successor or assignee by foreclosure sale, deed in lieu of foreclosure or similar transfer (except to the extent actually caused by any Consolidated Party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.5(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Lender, any other Secured Party, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit. The Borrower shall not be liable under this Agreement for any settlement made by any Indemnified Party without the Borrower's prior written consent (which consent shall not be unreasonably withheld), and the Borrower agrees to indemnify and hold harmless any
Indemnified Party from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrower. The Borrower shall not settle any claim or action without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld.

         10.6 Amendments, Waivers and Consents. Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that no such amendment, modification or waiver shall:

         (a) extend the final maturity of any Loan or the time of payment of any reimbursement obligation (or any portion thereof) arising from a drawing under a Letter of Credit, without the prior written consent of each Lender holding such Loan or a Participation Interest in such Letter of Credit;

         (b) reduce the rate of interest applicable to any Credit Obligation (other than as a result of waiving the applicability of any post-default increase in interest rates), extend the time of payment of any interest thereon (other than as a result of waiving any mandatory prepayment), reduce any Fees payable hereunder or extend the time of payment of any Fees hereunder, without the prior written consent of each Lender to whom such interest, Credit Obligation or Fee is owed;

         (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation (or any portion thereof) arising from a drawing under a Letter of Credit, without the prior written consent of each Lender holding such Loan or a Participation interest in such Letter of Credit;

         (d) increase the Commitment of a Lender over the amount thereof in effect or extend the date fixed for the termination of the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute an increase in the terms of any Commitment of any Lender), without the prior written consent of such Lender;

         (e) release all or substantially all of the Collateral from the Lien of the Collateral Documents (except as expressly provided in the Credit Documents), without the prior written consent of each Lender; provided, however, that the Agent may release Receivables of the Borrower from the Lien of the Collateral Documents with respect to a Permitted Receivables Securitization and permit a Lien to be granted in favor of the purchaser in a Permitted Receivables

Securitization and from other assets that are the subject of an Asset Disposition permitted hereunder;

         (f) release the Borrower or, except as expressly provided in the Credit Documents, all or substantially all of the Subsidiary Guarantors from its or their obligations under the Credit Documents, without the prior written consent of each Lender;

         (g) consent to the assignment or transfer by the Borrower or, except as expressly provided in the Credit Documents, all or substantially all the Subsidiary Guarantors of its or their rights and obligations under or in respect of the Credit Documents, without the prior written consent of each Lender;

         (h)  amend,  modify  or waive any  provision  of this  Section  10.6 or
Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 8.1(a),  10.2, 10.3, 10.5 or
10.9, without the prior written consent of each Lender;

         (i) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take action under any provision of this Agreement or any other Credit Document, without the prior written consent of each Lender;

         (j) increase the total Commitments or otherwise increase the aggregate principal amount of obligations which are secured by the Collateral, without the prior written consent of each Lender;

         (k) extend the time for, reduce the amount of or modify the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii), without the prior written consent of the Required Lenders;

         (l) effect any waiver of the conditions to funding any Revolving Loan or to issuing any Letter of Credit, without the prior written consent of Lenders having in the aggregate at least a majority of the outstanding principal amount of Revolving Loans, LOC Obligations and Unused Revolving Credit Commitments;

         (m) effect any waiver, amendment or modification of Section 7.8(a) with respect to the subordination provisions of any Indebtedness, without the prior written consent of the Required Lenders;

         (n) amend any provision of Section 9 or otherwise affect any rights or duties of the Agent, without the prior written consent of the Agent; or

         (o) amend any provision of Section 2.2 or otherwise affect any rights or duties of the Issuing Lender, without the prior written consent of the Issuing Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the

Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. The various requirements of this Section 10.6 are cumulative. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.6 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 10.6 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         10.8 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         10.9 Survival. All indemnities set forth herein, including those set forth in Sections 2.2(i), 3.6, 3.10, 3.11, 9.5 and 10.5, shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents, the termination of the Commitments hereunder and the termination of this Agreement. All representations and warranties made by the Borrower herein shall survive delivery of the Notes, the making of the Loans hereunder and the issuance of the Letters of Credit hereunder.

         10.10 Governing Law; Submission to Jurisdiction; Venue(a) . (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER CREDIT DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 AND, AS TO MATTERS NOT GOVERNED BY SUCH UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New

York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) With respect to any Credit Party which is not incorporated or organized under the laws of any State of the United States or the District of
Columbia:

                  (i) Without limiting the generality of subsections (a) and (b) of this Section 10.10, such Credit Party agrees that any controversy or claim with respect to it arising out of or relating to this Agreement or any other Credit Document may, at the option of the Agent and the Lenders, be settled immediately by submitting the same to binding arbitration in the City of New York, New York (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration hereunder, the Agent shall give such Credit Party not less than 45 days' written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Such Credit Party agrees that such notice is reasonable to enable it sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court in which any action could have been brought or maintained pursuant to subparagraph (v) below, including any court of the State of New York or any Federal court sitting in the State of New York. The expenses of arbitration shall be paid by such Credit Party.

                  (ii) The provisions of subparagraph (i) above are intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "Convention"). To the extent that any provisions of such subparagraph (i) are not consistent with or fail to conform to the requirements set forth in the Convention, such subparagraph (i) shall be deemed amended to conform to the requirements of the Convention.

                  (iii) Such Credit Party hereby specifically consents and submits to the jurisdiction of the courts of the State of New York and courts of the United States located in the State of New York for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

                  (iv) Such Credit Party hereby irrevocably appoints the Borrower, with an address on the date hereof at Corporation Service Company, 80 State Street, Albany, New York 12207 (the "New York Process Agent"), as process agent in its name, place and stead to receive and forward service of any and all writs, summonses and other legal process in any suit, action or proceeding brought in the State of New York, agrees that such service in any such suit, action or proceeding may be made upon the New York Process Agent and agrees to take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that such Credit Party will at all times have an agent in the State of New York for service of process for the above purposes.

                  (v) The guarantee of such Credit Party under the Credit Documents is (in part) an international transaction in which payment of dollars in New York, New York, is of the essence, and dollars shall be the currency of account in all events. The payment obligation of such Credit Party shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to dollars and transfer to New York, New York, under normal banking procedures does not yield the amount of dollars in New York, New York due hereunder. In the event that any payment by such Credit Party, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of dollars in New York, New York, the Agent and the other Secured Parties shall have a separate cause of action against such Credit Parties for the additional amount necessary to yield the amount due and owing to the Agent and the other Secured Parties.

         (d) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.11 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         10.12 Entirety. This Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment letters or correspondence) relating to such subject matters. Nothing in this Agreement or any other Credit

Document, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement and the other Credit Documents.

         10.13 Binding Effect; Termination(a) . (a) This Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective permitted successors and assigns.

         (b) The term of this Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

         10.14 Confidentiality. Each of the Agent and the Lenders (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Credit Party pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facilities provided herein, (c) as required by any law, rule or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 10.14, to any actual or proposed participant or assignee and (j) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 10.14 shall obligate the Agent or any Lender to return any materials furnished by the Credit Parties.

         10.15 Source of Funds. Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

         (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

         (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

         (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

         (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 10.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         10.16 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Credit Document, on the other hand, this Agreement shall control.

         10.17 Savings Clause. Anything in this Agreement, the Notes or any of the other Credit Documents to the contrary notwithstanding, in no event
whatsoever,   whether  by  reason  of  advancement  of  proceeds  of  any  Loan, acceleration of the maturity of the unpaid balance of any Loan or otherwise, shall the interest and loan charges agreed to be paid to the Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by any Credit Party in respect of the indebtedness evidenced by the Notes shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by the Lenders that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Notes and/or refunded to such Credit Party so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



BORROWER:                  PSS WORLD MEDICAL, INC.,
                           a Florida corporation


                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________


LENDERS:                   BANK OF AMERICA, N. A.,
                           individually in its capacity as a
                           Lender and in its capacity as Agent
                           and Issuing Lender

                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________


                           Domestic Lending Office:
                                    Independence Center, 15th Floor
                                    NC1-001-15-11
                                    101 North Tryon Street
                                    Charlotte, North Carolina 28255-0001
                                    Attention: James D. Young, Credit Services
                                    Telephone: (704) 386-9372
                                    Telecopy:  (704) 409-0030

                           Eurodollar Lending Office:
                                    Independence Center, 15th Floor
                                    NC1-001-15-11
                                    101 North Tryon Street
                                    Charlotte, North Carolina 28255-0001
                                    Attention: James D. Young, Credit Services
                                    Telephone: (704) 386-9372
                                    Telecopy:  (704) 409-0030

                                    COOPERATIEVE CENTRALE RAIFFEISEN -
                                    BOERENLEENBANK B.A. "RABOBANK
                                    NEDERLAND", New York Branch

                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________

                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________


                           Domestic Lending Office:
                                    Rabo Support Services
                                    10 Exchange Place
                                    Box 27
                                    Jersey City, New Jersey  07302
                                    Attention:  Christine Dell `Aria
                                    Telephone: (201) 499-5319
                                    Telecopy: (201) 499-5326

                           Eurodollar Lending Office:
                                    Rabo Support Services
                                    10 Exchange Place
                                    Box 27
                                    Jersey City, New Jersey  07302
                                    Attention:  Christine Dell `Aria
                                    Telephone: (201) 499-5319
                                    Telecopy: (201) 499-5326


                           BANKERS TRUST COMPANY

                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________


                           Domestic Lending Office:
                                    130 Liberty Street - M52141
                                    New York, New York 10006
                                    Attention:  Maria Pina
                                    Telephone:  212-250-8829
                                    Telecopy:  212-250-7351

                           Eurodollar Lending Office:
                                    130 Liberty Street - M52141
                                    New York, New York 10006
                                    Attention:  Maria Pina
                                    Telephone:  212-250-8829
                                    Telecopy:  212-250-7351
                                    Eurodollar Lending Office:


                           SUNTRUST BANK

                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________



                           Domestic Lending Office:
                                    200 W. Forsyth Street
                                    Jacksonville, Florida  32202
                                    Attention:  Susan Davis
                                    Telephone:  904-632-2634
                                    Telecopy:  904-632-2780

                           Eurodollar Lending Office:
                                    200 W. Forsyth Street
                                    Jacksonville, Florida  32202
                                    Attention:  Susan Davis
                                    Telephone:  904-632-2634
                                    Telecopy:  904-632-2780


                           FIRST UNION NATIONAL BANK

                           By:_________________________________
                           Name:_______________________________
                           Title:______________________________


                           Domestic Lending Office:
                                    Charlotte Plaza, CP24
                                    201 South College Street
                                    Charlotte, North Carolina  28288-5295
                                    Attention:  Tonya Ryhne
                                    Telephone:  (704) 383-5295
                                    Telecopy:  (704) 383-7201

                           Eurodollar Lending Office:
                                    Charlotte Plaza, CP24
                                    201 South College Street
                                    Charlotte, North Carolina  28288-5295
                                    Attention:  Tonya Ryhne
                                    Telephone:  (704) 383-5295
                                    Telecopy:  (704) 383-7201

                                  EXHIBIT 99.1

                    PSS WORLD MEDICAL AMENDS CREDIT AGREEMENT


Jacksonville, Florida (December 29, 2000) - PSS World Medical, Inc. (Nasdaq/NM:PSSI) today announced that it has amended and restated its bank credit agreement effective December 28, 2000. The amended credit agreement is a $120 million revolving loan facility, expiring February 11, 2004. The lenders for the new credit agreement include Bank of America, First Union National Bank, SunTrust Bank, Bankers Trust Company, and Rabobank Nederland.

         PSS World Medical, Inc. is a leading national distributor of medical supplies and equipment to physician practices through Physician Sales & Service, acute and alternate care radiology and imaging facilities through Diagnostic Imaging, and long-term care sites through Gulf South Medical Supply.

          All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross margins and earnings, statements regarding the Company's current business strategy, the Company's projected sources and uses of cash, and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company's business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company's business; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.

Contact:
    PSS World Medical, Inc.
    Richard Hansen, 904/331-3031